The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-118706
Subject to Completion
Preliminary Prospectus Supplement dated October 18, 2004

PROSPECTUS SUPPLEMENT

(To prospectus dated September 15, 2004)

$1,350,000,000

Atmos Energy Corporation

$                                    % Senior Notes due 2007

$                                    % Senior Notes due 2009
$                                    % Senior Notes due 2014
$                                    % Senior Notes due 2034

          The 2007 notes will bear interest at the rate of     % per year and will mature on October 15, 2007. The 2009 notes will bear interest at the rate of     % per year and will mature on October 15, 2009. The 2014 notes will bear interest at the rate of     % per year and will mature on October 15, 2014. The 2034 notes will bear interest at the rate of     % per year and will mature on October 15, 2034. We will pay interest on all of the notes on April 15 and October 15 of each year they are outstanding, beginning April 15, 2005. We may redeem any series of notes at any time prior to maturity, in whole or in part, at a redemption price described in this prospectus supplement. See “Description of the Notes — Optional Redemption.”

          All of the notes are unsecured and rank equally with all of our other existing and future unsubordinated debt. The notes will be issued only in registered form in denominations of $1,000.

          Concurrently with this offering, we are also conducting a separate public offering of 13,000,000 shares of our common stock, plus up to an additional 1,950,000 shares issuable pursuant to an overallotment option granted to the underwriters of the common stock offering. Neither the completion of this offering nor the completion of the offering of our common stock is contingent upon the other.

          Investing in the notes involves risks. See the “Risk Factors” section beginning on page S-12 of this prospectus supplement.

	Price to	Underwriting	Proceeds, Before
	Investors(1)	Discount	Expenses, to Atmos

Per 2007 note	%	%	%
Total	$	$	$
Per 2009 note	%	%	%
Total	$	$	$
Per 2014 note	%	%	%
Total	$	$	$
Per 2034 note	%	%	%
Total	$	$	$

(1)	Plus accrued interest from , 2004, if settlement occurs after that date

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          All of the notes will be delivered in book-entry form through The Depository Trust Company on or about                   , 2004.

Merrill Lynch & Co.

Banc of America Securities LLC

JPMorgan

SunTrust Robinson Humphrey

SG Corporate & Investment Banking

KBC Financial Products USA Inc.

Piper Jaffray

Wachovia Securities

The date of this prospectus supplement is                     , 2004.

          We have not, and the underwriters have not, authorized any other person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus supplement, the accompanying prospectus or any of the documents that are incorporated by reference in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of any securities other than the notes by means of this prospectus supplement. This document is in two parts. The first part is this prospectus supplement, which describes specific terms of this offering and other matters relating to us and our financial condition. The second part is the accompanying prospectus, dated September 15, 2004, which gives more general information about securities we may offer from time to time, some of which may not apply to the notes we are currently offering. If the description of this offering or our operations varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as the information contained in any document incorporated by reference, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies.

Prospectus Supplement

Page

Incorporation by Reference	iii
Cautionary Statement Regarding Forward-Looking Statements	iv
Prospectus Supplement Summary	S-1
Risk Factors	S-12
Use of Proceeds	S-15
Capitalization	S-16
The TXU Gas Acquisition	S-18
Unaudited Pro Forma Combined Financial Information	S-22
Our Business	S-32
Description of the Notes	S-40
Material U.S. Federal Income Tax Considerations	S-48
Underwriting	S-51
Legal Matters	S-53
Experts	S-53
Prospectus
Cautionary Statement Regarding Forward-Looking Statements	ii
Risk Factors	1
Atmos Energy Corporation	5
Securities We May Offer	7
Use of Proceeds	7
Ratio of Earnings to Fixed Charges	8
The TXU Gas Acquisition	8
Description of Debt Securities	12
Description of Common Stock	27
Plan of Distribution	31
Legal Matters	32
Experts	32
Where You Can Find More Information	33
Incorporation of Certain Documents by Reference	33

i

          We are not offering to sell any of our shares of common stock with this prospectus supplement. We will offer our shares of common stock only by means of a separate prospectus supplement.

          The distribution of this prospectus supplement and the accompanying prospectus, and the offering of the notes, may be restricted by law in certain jurisdictions. You should inform yourself about, and observe, any of these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

INCORPORATION BY REFERENCE

          The SEC allows us to “incorporate by reference” information in this prospectus supplement and the accompanying prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information that is superseded by information that is included directly in this prospectus supplement or the accompanying prospectus.

          We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below and any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering. These additional documents include periodic reports, such as annual reports on Form 10-K and quarterly reports on Form 10-Q, and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus supplement or the accompanying prospectus), as well as proxy statements. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus supplement. The information that we file later with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the termination of this offering will automatically update and supersede previous information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

          This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document:

•	Our annual report on Form 10-K for the year ended September 30, 2003;

•	Our proxy statement dated December 29, 2003;

•	Our quarterly reports on Form 10-Q for the quarterly periods ended December 31, 2003, March 31, 2004 and June 30, 2004; and

•	Our current reports on Form 8-K filed with the SEC on January 22, 2004, July 7, 2004, July 16, 2004, August 31, 2004, September 29, 2004 and October 6, 2004, Item 5 in our current report on Form 8-K/ A filed with the SEC on July 2, 2004 and Item 8.01 in our current report on Form 8-K filed with the SEC on October 5, 2004.

          These documents contain important information about us and our financial condition.

          You may obtain a copy of any of these filings, or any of our future filings, from us without charge by requesting it in writing or by telephone at the following address or telephone number:

Atmos Energy Corporation

1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, Texas 75240
Attention: Susan C. Kappes
(972) 934-9227

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

          Statements contained or incorporated by reference in this prospectus supplement that are not statements of historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933. Forward-looking statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future results and are not statements of fact, actual results may differ materially from those stated. Important factors that could cause future results to differ include, but are not limited to:

•	the successful integration of our acquisition of the natural gas distribution and pipeline operations of TXU Gas Company and the refinancing of the short-term indebtedness incurred in connection with the consummation of the acquisition;

•	adverse weather conditions, such as warmer-than-normal weather in our utility service territories or colder-than-normal weather that could adversely affect our natural gas marketing activities;

•	national, regional and local economic conditions;

•	increased competition from other energy suppliers and alternative forms of energy;

•	regulatory trends and decisions, including deregulation initiatives and the impact of rate proceedings before various state regulatory commissions;

•	changes in the availability and prices of natural gas, including the volatility of natural gas prices;

•	effects of inflation;

•	market risks beyond our control affecting our risk management activities, including market liquidity, commodity price volatility and counterparty creditworthiness;

•	our increased indebtedness and our ability to continue to access the capital markets; and

•	other factors discussed in this prospectus supplement, the accompanying prospectus and our other filings with the SEC.

          All of these factors are difficult to predict and many are beyond our control. Accordingly, while we believe these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. When used in our documents or oral presentations, the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “projection,” “seek,” “strategy” or similar words are intended to identify forward-looking statements. We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

          For further factors you should consider, please refer to the “Risk Factors” section beginning on page S-12 of this prospectus supplement and on page 1 of the accompanying prospectus and the Management’s Discussion and Analysis of Financial Condition and Results of Operations section in our annual report on Form 10-K for the year ended September 30, 2003 and in our quarterly reports on Form 10-Q for the quarterly periods ended December 31, 2003, March 31, 2004 and June 30, 2004.

          The terms “we,” “our,” “us” and “Atmos” refer to Atmos Energy Corporation and its subsidiaries unless the context suggests otherwise. The term “you” refers to a prospective investor. The abbreviations “Mcf,” “MMcf” and “Bcf” mean thousand cubic feet, million cubic feet and billion cubic feet, respectively.

          In this prospectus supplement, we refer to the           % senior notes due 2007 as the 2007 notes, the           % senior notes due 2009 as the 2009 notes, the           % senior notes due 2014 as the 2014 notes and the           % senior notes due 2034 as the 2034 notes, and we collectively refer to the 2007 notes, the 2009 notes, the 2014 notes and the 2034 notes as the notes.

v

PROSPECTUS SUPPLEMENT SUMMARY

          You should read the following summary in conjunction with the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Atmos Energy Corporation

          Atmos Energy Corporation and its subsidiaries are engaged primarily in the natural gas utility business, as well as other natural gas nonutility businesses. We distribute natural gas through sales and transportation arrangements to more than 3.1 million residential, commercial, public authority and industrial customers, including approximately 1.5 million residential and business customers in Texas that we recently acquired through the acquisition of the natural gas distribution and pipeline operations of TXU Gas Company. The TXU Gas acquisition makes us one of the largest publicly-traded companies in the United States whose primary business is the transmission and distribution of natural gas and the provision of related services. It also makes us one of the largest intrastate pipeline operators in Texas.

          We operate our utility business through our seven regulated utility divisions, which cover service areas located in 12 states. Our primary service areas are located in Colorado, Kansas, Kentucky, Louisiana, Mississippi, Tennessee and Texas. We have more limited service areas in Georgia, Illinois, Iowa, Missouri and Virginia. In addition, we transport natural gas for others through our distribution and pipeline systems.

          Through our nonutility businesses, we provide natural gas management and marketing services to municipalities, other local gas distribution companies and industrial customers in 18 states. We own or hold an interest in natural gas storage fields in Kentucky, Louisiana and Texas that we use to supply natural gas to our customers. We market natural gas to industrial and agricultural customers primarily in West Texas and to industrial customers in Louisiana.

          Our operations are currently divided into three segments:

•	the utility segment, which includes our related natural gas distribution operations;

•	the natural gas marketing segment, which includes a variety of natural gas management services; and

•	our other nonutility segment, which primarily includes our pipeline and storage operations.

          Our overall strategy is to:

•	integrate the operations of TXU Gas that we acquired;

•	improve the quality and consistency of earnings growth, while operating our natural gas utility and nonutility businesses exceptionally well; and

•	enhance and strengthen a culture built on our core values.

          Over the last five years, we have grown through several acquisitions, including our acquisition in April 2001 of the remaining 55% interest in Woodward Marketing, L.L.C. that we did not already own, our acquisition in July 2001 of the assets of Louisiana Gas Service Company, our acquisition in December 2002 of Mississippi Valley Gas Company and our acquisition in October 2004 of the natural gas distribution and pipeline operations of TXU Gas.

          We have experienced over 20 consecutive years of increasing dividends and consistent earnings growth after giving effect to our acquisitions. We have achieved this record of growth while operating our utility operations efficiently by managing our operating and maintenance expenses, leveraging our technology, such as our 24-hour call center, to achieve more efficient operations, focusing on regulatory rate proceedings to increase revenue as our costs increased, and mitigating weather-related risks through weather-normalized rates in many of our service areas. Additionally, we have strengthened our nonutility business by ceasing speculative trading activities and actively pursuing opportunities to increase the amount of storage available to us.

          Our core values include focusing on our employees and customers while conducting our business with honesty and integrity. We are strengthening our culture through ongoing communication with our employees and enhanced employee training.

          Our principal executive offices are at 1800 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, Texas 75240, our telephone number is (972) 934-9227, and our Internet website address is www.atmosenergy.com. Information contained in or connected to our Internet website is not a part of this prospectus supplement or the accompanying prospectus.

The TXU Gas Acquisition

          On October 1, 2004, we completed our acquisition of the natural gas distribution and pipeline operations of TXU Gas Company.

          The TXU Gas operations we acquired are regulated businesses engaged in the purchase, transmission, distribution and sale of natural gas in the north-central, eastern and western parts of Texas. Through these newly acquired operations, we provide gas distribution services to approximately 1.5 million residential and business customers in Texas, including the Dallas/ Fort Worth metropolitan area. We also now own and operate a system consisting of 6,162 miles of gas transmission and gathering lines and five underground storage reservoirs, all within Texas.

          The purchase price for the TXU Gas acquisition was approximately $1.905 billion (after preliminary closing adjustments), which we paid in cash. We acquired approximately $121 million of working capital of TXU Gas and did not assume any indebtedness of TXU Gas in connection with the acquisition. TXU Gas provided for the repayment of all of its indebtedness and redeemed all of its preferred stock prior to closing and retained and agreed to pay certain other liabilities under the terms of the acquisition agreement. The purchase price is subject to further adjustment after closing for the actual amount of working capital we acquired and other specified matters. We anticipate that any post-closing adjustments will not be material.

          We funded the purchase price for the TXU Gas acquisition with approximately $235.8 million in net proceeds from our offering of 9,939,393 shares of common stock, which we completed on July 19, 2004, and approximately $1.7 billion in net proceeds from our issuance on October 1, 2004 of commercial paper backstopped by a senior unsecured revolving credit agreement, which we entered into on September 24, 2004 for bridge financing for the TXU Gas acquisition. In this prospectus supplement, we refer to the July offering of our common stock as the July 2004 common stock offering, the senior unsecured revolving credit agreement as the bridge financing facility and the $1.7 billion of commercial paper that we issued backstopped by the bridge financing facility together with any commercial paper we may issue to refinance this commercial paper, as the acquisition commercial paper. We expect to use the net proceeds of this offering and our common stock offering described below and other short-term debt to repay in full the acquisition commercial paper. The proceeds of this offering and our common stock offering will reduce permanently the availability under the bridge financing facility.

          In this prospectus supplement, we refer to TXU Gas Company as TXU Gas and our acquisition of the natural gas distribution and pipeline operations of TXU Gas as the TXU Gas acquisition. For more information on the terms of the TXU Gas acquisition, the TXU Gas operations we acquired in the TXU Gas acquisition and the terms of the financing for the TXU Gas acquisition, see “The TXU Gas Acquisition” beginning on page S-18.

Common Stock Offering

          Concurrently with this offering, we are also offering 13,000,000 shares of our common stock, plus up to an additional 1,950,000 shares issuable pursuant to an overallotment option granted to the underwriters in the common stock offering, in a separate public offering by means of a separate prospectus supplement. Except as otherwise indicated, all information in this prospectus supplement assumes that the underwriters in the common stock offering will not exercise their overallotment option. We intend to use the net proceeds of the common stock offering, along with the proceeds of this offering and other short-term debt, to repay in full the acquisition commercial paper. In this prospectus supplement, we refer to the offering of our shares of common stock as the common stock offering.

          Neither the completion of this offering nor the completion of the common stock offering is contingent upon the other.

Summary Consolidated Historical Financial Data

(in thousands, except per share data)

Atmos Energy Corporation

          The following table presents summary consolidated financial data of Atmos Energy Corporation for the periods and as of the dates indicated. We derived the summary consolidated financial data for our fiscal years ended September 30, 2003, 2002 and 2001 from our audited consolidated financial statements, which are incorporated by reference in this prospectus supplement from our annual report on Form 10-K for the year ended September 30, 2003. We have reclassified some prior year amounts to conform with the current year presentation. We derived the summary consolidated financial data for the nine months ended June 30, 2004 and 2003 from our unaudited consolidated financial statements, which are also incorporated by reference in this prospectus supplement from our quarterly report on Form 10-Q for the quarterly period ended June 30, 2004. Please note that because of seasonal and other factors, the results of operations for the nine-month periods presented below are not indicative of results of operations for the entirety of each fiscal year.

          The information in the following table is only a summary and does not provide all of the information contained in our financial statements. Therefore, you should read the information presented below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our annual report on Form 10-K for the year ended September 30, 2003, and our quarterly report on Form 10-Q for the quarterly period ended June 30, 2004, each of which is incorporated by reference in this prospectus supplement.

	Nine Months Ended June 30,		Year Ended September 30,

	2004	2003	2003	2002	2001

	(unaudited)
Income Statement Data
Operating revenues	$2,427,159	$2,363,044	$2,799,916	$1,650,964	$1,725,481
Gross profit	472,671	435,198	534,976	431,140	375,208
Operating expenses	282,256	260,640	347,136	275,809	244,927
Operating income	190,415	174,558	187,840	155,331	130,281
Cumulative effect of accounting change, net of income tax benefit	—	(7,773)	(7,773)	—	—
Net income	92,611	74,124	71,688	59,656	56,090
Diluted net income per share before cumulative effect of accounting change, net of tax	$1.78	$1.82	$1.71	$1.45	$1.47
Diluted net income per share	$1.78	$1.65	$1.54	$1.45	$1.47
Cash dividends paid per share	$0.915	$0.900	$1.20	$1.18	$1.16

	As of June 30,		As of September 30,

	2004	2003	2003	2002	2001

	(unaudited)
Balance Sheet Data
Total assets(1)	$2,680,532	$2,460,079	$2,626,913	$2,061,135	$2,110,214
Debt
Long-term debt	$863,266	$864,348	$863,918	$670,463	$692,399
Short-term debt(2)	5,918	10,447	127,940	167,771	221,942

Total debt	$869,184	$874,795	$991,858	$838,234	$914,341
Shareholders’ equity	$926,846	$827,453	$857,517	$573,235	$583,864

	Nine Months
	Ended		Year Ended
	June 30,		September 30,

	2004	2003	2003	2002	2001

Other Financial Data
Ratio of earnings to fixed charges(3)	3.79	3.55	2.85	2.46	2.48

(1)	For the unaudited balance sheet as of June 30, 2004 and all previous periods, we have reclassified our regulatory removal obligation from accumulated depreciation to a liability. The amounts presented above for total assets reflect this reclassification for all periods presented.

(2)	Short-term debt is comprised of current maturities of long-term debt and short-term debt.

(3)	For purposes of computing ratio of earnings to fixed charges, earnings consist of the sum of our pretax income from continuing operations and fixed charges. Fixed charges consist of interest expense, amortization of debt discount, premium and expense, capitalized interest and a portion of lease payments considered to represent an interest factor.

TXU Gas Company

          The following table presents summary historical consolidated financial data of TXU Gas Company for the periods and as of the dates indicated. We derived the summary historical consolidated financial data for the fiscal years ended December 31, 2003, 2002 and 2001 from the audited consolidated financial statements of TXU Gas, which are incorporated by reference in this prospectus supplement from our current report on Form 8-K filed with the SEC on July 7, 2004. We derived the summary historical consolidated financial data for the six months ended June 30, 2004 and 2003 from the unaudited consolidated financial statements of TXU Gas, which are incorporated by reference in this prospectus supplement from our current report on Form 8-K filed with the SEC on August 31, 2004. Please note that because of seasonal and other factors, the results of operations for the six-month periods presented below are not indicative of results of operations for the entirety of each fiscal year.

          Please note that the summary consolidated financial data of TXU Gas presented below and the consolidated financial statements for TXU Gas incorporated by reference in this prospectus supplement reflect the entire assets and operations of TXU Gas for the periods and as of the dates indicated. However, we acquired only the natural gas distribution and pipeline operations of TXU Gas. Following the completion of the TXU Gas acquisition, all of the equity of TXU Gas continues to be beneficially owned by TXU Corp. Please refer to “The TXU Gas Acquisition” and the “Unaudited Pro Forma Combined Financial Information” for more information.

          The information in the following table is only a summary and does not provide all of the information contained in the financial statements of TXU Gas. Therefore, you should read the information presented below in conjunction with the historical consolidated financial statements and related notes of TXU Gas for the fiscal years ended December 31, 2003, 2002 and 2001, which are included in our current report on Form 8-K filed with the SEC on July 7, 2004 and incorporated by reference in this prospectus supplement, and for the quarterly periods ended June 30, 2004 and 2003, which are included in our current report on Form 8-K filed with the SEC on August 31, 2004 and incorporated by reference in this prospectus supplement. See “Incorporation by Reference.”

	Six Months Ended
	June 30,		Year Ended December 31,

	2004	2003	2003	2002	2001

	(unaudited)
Income Statement Data(1)
Operating revenues	$724,283	$819,737	$1,344,106	$980,568	$1,229,513
Operating expenses	732,821	748,133	453,279	407,962	428,595
Operating income (loss)	(8,538)	71,604	100,285	70,621	41,912
Net income (loss)	(123,378)	32,776	41,016	(12,810)	28,712

	As of June 30,		As of December 31,

	2004	2003	2003	2002	2001

	(unaudited)
Balance Sheet Data(1)
Total assets(2)	$2,198,624	$2,217,580	$2,327,954	$2,297,430	$4,551,221
Debt
Long-term debt(2)	$280,077	$275,737	$430,285	$580,466	$708,090
Short-term debt	450,000	150,000	150,000	125,000	200,000

Total debt	$730,077	$425,737	$580,285	$705,466	$908,090
Shareholder’s equity	$751,453	$862,346	$879,033	$827,804	$1,060,105

footnotes on following page

(1)	As a result of the implementation of Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities,” in December 2003, a wholly-owned subsidiary financing trust that issued preferred securities ceased to be consolidated. We did not purchase the assets or assume the liabilities of the financing trust.

(2)	Total asset and long-term debt amounts were restated for all periods to include an investment in the wholly-owned subsidiary financing trust that ceased to be consolidated as described above and subordinated debentures issued by TXU Gas that were the sole assets of the financing trust. We did not purchase the assets or assume the liabilities of the financing trust.

Summary Unaudited Pro Forma Combined Financial Information

(in thousands, except per share data)

          The following table presents summary unaudited pro forma combined financial information for the periods and as of the dates indicated. This information is based on our historical consolidated financial statements and TXU Gas’s historical financial statements, adjusted to give effect to the July 2004 common stock offering, the consummation of the TXU Gas acquisition, the use of the net proceeds from the July 2004 common stock offering and the issuance of the acquisition commercial paper to pay the purchase price for the TXU Gas acquisition and related fees and expenses and the use of the net proceeds of this offering and the common stock offering and other short-term debt to repay in full the acquisition commercial paper. The unaudited pro forma combined income statement information for the nine months ended June 30, 2004 and for the twelve months ended September 30, 2003 each give effect to each of these matters as if each had occurred on October 1, 2002. The unaudited pro forma combined balance sheet information as of June 30, 2004 gives effect to each of these matters as if each had occurred on June 30, 2004. The summary unaudited pro forma combined financial information presented below is not necessarily indicative of either our future results, or the results that might have been achieved if these matters had all occurred on such dates.

          The summary unaudited pro forma combined financial information below should be read in conjunction with “Unaudited Pro Forma Combined Financial Information.” See “The TXU Gas Acquisition” for a description of the TXU Gas acquisition and the financing for the TXU Gas acquisition. See “— Common Stock Offering” for a description of the common stock offering.

	Nine Months Ended	Year Ended
	June 30, 2004	September 30, 2003(1)

	(unaudited)
Income Statement Data
Operating revenues	$3,496,155	$4,126,293
Gross profit	908,138	1,070,811
Operating expenses	605,583	756,746
Operating income	302,555	314,065
Net income	129,474	111,250

Diluted net income per share	$1.72	$1.60

As of
June 30, 2004

(unaudited)
Balance Sheet Data
Total assets	$4,869,851
Debt
Long-term debt	$2,213,266
Short-term debt(2)	21,989

Total debt	$2,235,255
Shareholders’ equity	$1,484,190

	Nine Months Ended	Year Ended
	June 30, 2004	September 30, 2003

Other Financial Data
Ratio of earnings to fixed charges(3)	2.91	2.25

footnotes on following page

(1)	The results for TXU Gas used to prepare the unaudited pro forma combined income statement information for the year ended September 30, 2003 are derived from TXU Gas’s statement of income for the year ended December 31, 2003. See “— Summary Consolidated Historical Financial Data — TXU Gas Company.”

(2)	Short-term debt is comprised of current maturities of long-term debt and short-term debt.

(3)	For purposes of computing ratio of earnings to fixed charges, earnings consist of the sum of our pretax income from continuing operations and fixed charges. Fixed charges consist of interest expense, amortization of debt discount, premium and expense, capitalized interest and a portion of lease payments considered to represent an interest factor.

The Offering

Issuer	Atmos Energy Corporation

Notes Offered	$1,350,000,000 aggregate principal amount of notes, consisting of:

• $ aggregate principal amount of % senior notes due 2007;
• $ aggregate principal amount of % senior notes due 2009;
• $ aggregate principal amount of % senior notes due 2014; and
• $ aggregate principal amount of % senior notes due 2034.

Maturity	The 2007 notes will mature on October 15, 2007.
The 2009 notes will mature on October 15, 2009.
The 2014 notes will mature on October 15, 2014.
The 2034 notes will mature on October 15, 2034.

Interest	The 2007 notes will bear interest at the rate of % per year.
The 2009 notes will bear interest at the rate of % per year.
The 2014 notes will bear interest at the rate of % per year.
The 2034 notes will bear interest at the rate of % per year.

Interest on all of the notes will be payable in arrears on April 15 and October 15 of each year they are outstanding, beginning on April 15, 2005.

Ranking	The notes will be unsecured unsubordinated debt of Atmos and will rank equally with all of our existing and future unsubordinated debt. All our secured debt will have a prior claim with respect to the assets securing that debt.

Optional Redemption	At any time, we may redeem each series of notes, in whole or in part, at a redemption price equal to the greater of the principal amount of the notes to be redeemed and the “make-whole” redemption price, plus in each case, accrued and unpaid interest, if any, to the redemption date, as described in “Description of the Notes — Optional Redemption” on page S-41.

Covenants of the Indenture	We will issue the notes under an indenture which will, among other things, restrict our ability to create liens and to enter into sale and leaseback transactions. See “Description of Debt Securities — Covenants” in the accompanying prospectus on page 17.

Use of Proceeds	We estimate that our net proceeds from this offering, after deducting the underwriting discount and commissions and estimated offering expenses payable by us, will be approximately $1.34 billion. We intend to use the net proceeds of this offering, along with the net proceeds of the common stock offering and other short-term debt, to repay in full the acquisition commercial paper. Neither the completion of this offering nor the completion of the common stock offering is contingent upon the other.

          See “Risk Factors” beginning on page S-12 and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should consider carefully before deciding to invest in the notes.

RISK FACTORS

          You should consider carefully all of the information that is included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the notes. In particular, you should evaluate the uncertainties and risks referred to or described below, which may adversely affect our business, financial condition or results of operations. Additional uncertainties and risks that are not presently known to us or that we currently deem immaterial, including those associated with the TXU Gas acquisition, may also adversely affect our business, financial condition or results of operations.

Factors Affecting Our Company and Our Industry

          The factors affecting our company and our industry that could impact our business, financial condition or results of operations include those factors described in this prospectus supplement and in the information incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, please refer to “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that May Affect Our Future Performance” in our annual report on Form 10-K for the year ended September 30, 2003, which is incorporated by reference in this prospectus supplement, and those factors listed in this prospectus supplement in “Cautionary Statement Regarding Forward-Looking Statements” for a discussion of some of the factors that could affect our future operations or performance.

Risks Relating to the TXU Gas Acquisition

          In addition to the factors affecting our company and our industry, the risks outlined below relating to the TXU Gas acquisition could also adversely affect our business, financial condition or results of operations.

We may not be able to refinance the acquisition commercial paper or indebtedness under the bridge financing facility when required or on reasonable terms.

          On October 1, 2004, we issued $1.7 billion in acquisition commercial paper backstopped by the bridge financing facility to finance a portion of the TXU Gas acquisition. We may use the bridge financing facility as a backup liquidity facility for issuances of acquisition commercial paper, or we may borrow directly under the bridge financing facility. Since we intend to repay the acquisition commercial paper and the bridge financing facility is limited to a term of 364 days from its effective date, we will be required to find long-term financing to refinance the acquisition commercial paper and any indebtedness under the bridge financing facility that we may incur in the future prior to September 23, 2005. We intend to use the proceeds of this offering and the common stock offering and other short-term indebtedness for this purpose. There can be no assurance that this offering or the common stock offering will be successful. Additionally, the consummation of the common stock offering is not a condition to the consummation of this offering, and the proceeds of this offering alone will not be sufficient to refinance in full the acquisition commercial paper and any borrowings under the bridge financing facility. If we fail to refinance all of the indebtedness backstopped by or outstanding under the bridge financing facility by September 23, 2005, it would be an event of default under the terms of the bridge financing facility that could result in the acceleration of the repayment of our other indebtedness and force us, at significant expense, to refinance all or a portion of our indebtedness or sell a portion of our business to repay our indebtedness. As a result, the value of the notes being offered by this prospectus supplement could be materially impacted.

Our indebtedness and leverage increased materially with the TXU Gas acquisition.

          On October 1, 2004, we incurred approximately $1.7 billion of short-term indebtedness, through the issuance of the acquisition commercial paper, to finance a portion of the TXU Gas acquisition. On an adjusted basis, giving effect to the incurrence of this short-term indebtedness as if it had occurred on June 30, 2004, our total debt, as of June 30, 2004, would have increased from $869.2 million to $2.5 billion and our ratio of total debt to capitalization (including short-term debt and current maturities of long-term debt), as of June 30, 2004, would have increased from 48.4% to 68.7%. On a pro forma as further adjusted basis, giving effect to the incurrence of this short-term indebtedness and the use of the net proceeds of this offering and the common stock offering and other short-term debt to refinance all of this short-term indebtedness, as if each had occurred on June 30, 2004, our total debt, as of June 30, 2004, would have increased from $869.2 million to $2.2 billion and our ratio of total debt to capitalization (including short-term debt and current maturities of long-term debt), as of June 30, 2004, would have increased from 48.4% to 60.1%. Our ratio of total debt to capitalization is expected to be greater during the current winter heating season as we make additional short-term borrowings to fund natural gas purchases and meet our working capital requirements. We also intend to increase our working capital facility from $350 million to $600 million before it matures in January 2005 to meet our increased working capital requirements as a result of the TXU Gas acquisition. This increase in our indebtedness could limit our flexibility in planning for, or reacting to, changes in our business or economic conditions.

          Our long-term debt is currently rated as “investment grade” by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch, Inc., the three credit rating agencies that rate our long-term debt securities. There can be no assurance that these rating agencies will maintain investment grade ratings for our long-term debt. If we were to lose our investment-grade rating, the commercial paper markets and the commodity derivatives markets could become unavailable to us. This would increase our borrowing costs for working capital and reduce the borrowing capacity of our gas marketing affiliate. In addition, if our commercial paper ratings were lowered, it would increase the cost of commercial paper financing and could reduce or eliminate our ability to access the commercial paper markets. If we are unable to issue commercial paper, we intend to borrow under our bank credit facilities to meet our working capital needs. This would increase the cost of our working capital financing. Additionally, if we are unable to issue commercial paper, we may be required to make borrowings under the bridge financing facility to refinance the acquisition commercial paper, which would increase our costs related to the financing of the TXU Gas acquisition.

We may not be able to implement the TXU Gas acquisition successfully.

          The TXU Gas acquisition is larger than any of the nine other acquisitions we have made since 1986. In addition to operating the natural gas distribution system we acquired in the TXU Gas acquisition, we will manage pipeline operations on a scale greater than in the past. As a consequence, we may experience the need for additional management attention and resources, we may be required to develop relationships with additional regulatory authorities in the service areas of the TXU Gas operations we acquired or we may face unanticipated challenges or delays in integrating the TXU Gas operations we acquired into our business. In addition, employees important to the TXU Gas operations we acquired may decide not to continue employment with us. If these events occur, the acquired operations may not achieve the results or otherwise perform as expected.

The TXU Gas operations we acquired are subject to their own risks, which we may not be able to manage successfully.

          The financial results of the TXU Gas operations we acquired are subject to many of the same factors that affect our financial condition and results of operations, including weather sensitivity, extensive federal, state and local regulation, increasing gas costs, competition, market risks and national, regional and local economic conditions.

          In addition, the TXU Gas distribution operations we acquired do not have weather-normalized rates. This means we will not be able to increase customers’ bills to offset lower gas usage when the weather is warmer than normal. As a result, the financial results for the TXU Gas operations we acquired may be adversely affected in the event of a warmer-than-normal heating season unless we are able to obtain weather-normalization adjustments from the Texas regulatory authorities.

          The TXU Gas transmission operations we acquired include interconnected natural gas transmission lines, underground storage reservoirs, compressor stations and related properties within Texas.

The operation of these transmission facilities also involves risks. These include the possibility of breakdown or failure of equipment or pipelines, the impact of unusual or adverse weather conditions or other natural events and the risk of performance below expected levels of throughput or efficiency. Breakdown or reduced performance of a transmission facility may prevent the facility from performing under applicable sales agreements which, in certain situations, could result in termination of those agreements or incurring a liability for liquidated damages. Insurance, warranties, indemnities or performance guarantees may not cover any or all of the liquidated damages, lost revenues or increased expenses associated with a breakdown or reduction in performance of a transmission facility. If we are unsuccessful in managing these risks, our business, financial condition and results of operations could be adversely affected.

We have only limited recourse under the acquisition agreement for losses relating to the TXU Gas acquisition.

          The diligence conducted in connection with the TXU Gas acquisition and the indemnification provided in the acquisition agreement may not be sufficient to protect us from, or compensate us for, all losses resulting from the acquisition or TXU Gas’s prior operations. For example, under the terms of the acquisition agreement, the first $15 million of many indemnifiable losses are to be borne by us, and the agreement provides for sharing of losses with respect to unknown environmental matters that may affect the assets we acquired after we have borne $10 million in costs relating to such matters. In addition, under the terms of the acquisition agreement, the maximum aggregate amount of such losses for which TXU Gas will indemnify us is approximately $192.5 million. A material loss associated with the TXU Gas acquisition for which there is not adequate indemnification could negatively affect our results of operations, our financial condition and our reputation in the industry and reduce the anticipated benefits of the acquisition.

There may be other risks or costs resulting from the TXU Gas acquisition that are not known to us.

          We may not be aware of all of the risks associated with the TXU Gas acquisition. Any discovery of adverse information concerning the assets or operations we acquired could be material and, in many cases, would be subject to only limited rights of recovery. In addition, we will likely have to make capital expenditures, which may be significant, but which amount has not been fixed, to enhance or integrate the assets and operations we acquired.

USE OF PROCEEDS

          We estimate that we will receive net proceeds from this offering of approximately $1.34 billion, after deducting the underwriting discount and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering, along with an estimated $321.6 million of net proceeds from the common stock offering and approximately $6.8 million of other short-term debt, to repay in full the acquisition commercial paper.

          As of October 12, 2004, we had approximately $1.7 billion of acquisition commercial paper outstanding and the acquisition commercial paper had a weighted average interest rate of approximately 2.48% per year and a weighted average maturity of approximately 11 days. Neither the completion of this offering nor the completion of the common stock offering is contingent upon the other.

          For more information on the financing for the TXU Gas acquisition, please see “The TXU Gas Acquisition — Financing for the TXU Gas Acquisition.”

CAPITALIZATION

          The following table presents our short-term debt and capitalization as of June 30, 2004:

•	on an actual basis;

•	on an as adjusted basis, giving effect to the application of the $235.8 million of net proceeds from our July 2004 common stock offering, the $1.7 billion of net proceeds from our initial issuance of the acquisition commercial paper to finance the TXU Gas acquisition and approximately $9.2 million in acquisition and financing costs funded from other short-term debt, as if each had occurred on June 30, 2004;

•	on a pro forma as adjusted basis, giving effect to the transactions referred to in the immediately preceding bullet point and as further adjusted to give effect to the application of approximately $1.34 billion of net proceeds of this offering to repay a portion of the acquisition commercial paper, as if each had occurred on June 30, 2004; and

•	on a pro forma as further adjusted basis, giving effect to the transactions referred to in the two immediately preceding bullet points and as further adjusted to give effect to the application of the estimated $321.6 million of net proceeds from the common stock offering and approximately $6.8 million of other short-term debt to repay in full the outstanding balance of the acquisition commercial paper, as if each had occurred on June 30, 2004.

          You should read this table in conjunction with the unaudited consolidated financial statements and related notes included in our quarterly report on Form 10-Q for the quarterly period ended June 30, 2004, which is incorporated by reference in this prospectus supplement. For more information on the terms of the TXU Gas acquisition and the financing for the TXU Gas acquisition, see “The TXU Gas Acquisition.”

	As of June 30, 2004

				Pro Forma
			Pro Forma	As Further
	Actual	As Adjusted	As Adjusted	Adjusted

	(in thousands)
Short-term debt
Acquisition commercial paper	$—	$1,669,240	$328,415	$—
Current portion of long-term debt	5,918	5,918	5,918	5,918
Other short-term debt(1)	—	9,240	9,240	16,071

Total short-term debt	$5,918	$1,684,398	$343,573	$21,989

Long-term debt, less current portion	$863,266	$863,266	$2,213,266	$2,213,266
Shareholders’ equity
Common stock, no par value (stated at $.005 per share); 100,000,000 shares authorized; 52,579,303 shares issued and outstanding, actual; 62,518,696 shares issued and outstanding, as adjusted and pro forma as adjusted; and 75,518,696 shares issued and outstanding, pro forma as further adjusted(2)	$263	$313	$313	$378
Additional paid-in capital	762,464	998,174	998,174	1,319,693
Retained earnings	167,535	167,535	167,535	167,535
Accumulated other comprehensive loss	(3,416)	(3,416)	(3,416)	(3,416)

Total shareholders’ equity	926,846	1,162,606	1,162,606	1,484,190

Total capitalization(3)	$1,790,112	$2,025,872	$3,375,872	$3,697,456

footnotes on following page

(1)	The as adjusted and pro forma as adjusted amounts of other short-term debt reflect short-term borrowings of approximately $7.5 million to pay costs and expenses associated with the TXU Gas acquisition and short-term borrowings of approximately $1.7 million to pay costs and expenses associated with the bridge financing facility and the acquisition commercial paper. The pro forma as further adjusted amount of other short-term debt reflects the short-term borrowings reflected in the pro forma as adjusted amount of other short-term debt plus short-term borrowings of approximately $6.8 million to repay the balance of the acquisition commercial paper.

(2)	The number of shares of common stock issued and outstanding excludes 1,783,779 shares of our common stock then issuable upon exercise of outstanding options and share unit awards and up to 1,950,000 shares issuable upon the exercise of the overallotment option granted to the underwriters of the common stock offering.

(3)	Total capitalization excludes the acquisition commercial paper, the current portion of long-term debt and other short-term debt.

THE TXU GAS ACQUISITION

Description of the TXU Gas Acquisition

          On October 1, 2004, we completed the acquisition of the natural gas distribution and pipeline operations of TXU Gas. TXU Gas is a subsidiary of TXU Corp., a public company. The TXU Gas acquisition was structured as a merger between a wholly-owned subsidiary of ours and TXU Gas, with both our subsidiary and TXU Gas as surviving entities following the merger. Accordingly, we will treat the TXU Gas acquisition as an asset acquisition for accounting purposes. Immediately following the merger, our subsidiary was merged into us, and the acquired operations now constitute a new operating division of ours.

          The purchase price for the TXU Gas acquisition was approximately $1.905 billion (after preliminary closing adjustments), which we paid in cash. We acquired approximately $121 million of working capital of TXU Gas and did not assume any indebtedness of TXU Gas in connection with the acquisition. TXU Gas provided for the repayment of all of its indebtedness and redeemed all of its preferred stock prior to closing and retained and agreed to pay certain other liabilities under the terms of the acquisition agreement. The purchase price is subject to further adjustment after closing for the actual amount of working capital we acquired and other specified matters. We anticipate that any post-closing adjustments will not be material.

          Acquisition Agreement. In the acquisition agreement, TXU Gas made representations and warranties as to its historical financial statements, material liabilities, operation in the ordinary course and absence of any material adverse change in its assets or business. It also provided a representation and warranty as to the compliance of its prior SEC filings with the applicable SEC requirements. Other representations and warranties addressed its permits, title to assets, material contracts, environmental matters, regulatory matters, labor matters, benefits matters, tax matters, insurance matters, transactions with affiliates and other matters. TXU Gas agreed to indemnify us against a breach of specified representations and warranties for a period of 15 months after the closing for aggregate losses that exceed $15 million. However, TXU Gas also agreed to retain all liabilities relating to pre-closing tax and employee matters and environmental liabilities that are related to its former manufactured gas plants, which we did not acquire, or that are not related to the assets we acquired. The indemnity from TXU Gas relating to these retained liabilities is without limit as to time or amount. In addition, for three years after the closing, we have agreed to share any environmental liabilities associated with the assets we acquired that are not disclosed in the acquisition agreement. In this regard, TXU Gas agreed to indemnify us against environmental liabilities involving at least $1 million once these liabilities exceed $10 million in the aggregate and TXU Gas will pay 50% of the amount of these liabilities between $10 million and $20 million and 100% of these liabilities thereafter. The maximum aggregate indemnity payable by TXU Gas on account of these representations and warranties or environmental liabilities associated with the assets we acquired is approximately $192.5 million. TXU Corp. has guaranteed all of TXU Gas’s payment obligations under the acquisition agreement.

          Employees. Upon the closing of the TXU Gas acquisition, we added approximately 1,350 employees who, prior to the closing, were employees of TXU Gas or involved in the TXU Gas operations we acquired. The initial positions and base salaries of the transitioned employees are comparable to the positions and base salaries held by them immediately prior to the closing of the TXU Gas acquisition, and we have agreed that the employees’ base salaries will not be reduced for at least one year after the closing of the TXU Gas acquisition. The other terms of employment and employee benefit plans applicable for the transitioned employees are generally comparable to our similarly situated non-union gas utility employees. Although we did not assume the existing employee benefit liabilities or plans of TXU Gas, for purposes of determining the annual pension cost we have agreed to give the transitioned employees credit for years of TXU Gas service under our pension plan. For purposes of our post-retirement medical plan, we received a credit of $20 million (subject to post-closing adjustment) against the purchase price to permit us to provide partial past service credits for retiree medical benefits under our retiree medical plan. The

$20 million credit approximates the actuarially determined present value of the accumulated benefits related to the past services of the transferred employees.

          Transitional Services. At closing, TXU Gas and some of its affiliates entered into transitional services agreements with us to provide call center, meter reading, customer billing, collections, information reporting, software, accounting, treasury, administrative and other services traditionally provided by TXU Gas and its affiliates to the TXU Gas operations we acquired. The initial term of each of these agreements will expire on October 1, 2005. Any particular service may be terminated during the initial term on 90 days notice, except for call center, customer billing, collections, information reporting, administrative and other services provided under our agreement with TXU Gas, which may not be terminated during the initial term. After the initial term, all of the service agreements continue on a month-to-month basis until canceled by either party with at least 30 days prior written notice. In addition, we have an option to extend the business services provided during the initial term by TXU Gas for a period of six months beyond the initial term, so long as we exercise our option at least 120 days before the expiration of the initial term. The agreements require us to pay the service providers’ costs for the services. Also at closing, we entered into a transitional access agreement with TXU Gas and some of its affiliates in order to allow the parties the same level of access to certain properties, facilities, software applications and other items that they were provided prior to the closing. The initial term of this agreement also expires on October 1, 2005, and the agreement also continues on a month-to-month basis thereafter until canceled by either party with at least 30 days prior written notice.

          The foregoing is a summary of certain provisions of the relevant agreements. This summary is qualified in its entirety by reference to the agreements, which are included as exhibits to our current reports on Form 8-K filed with the SEC on July 7, 2004 and October 6, 2004, and incorporated by reference in this prospectus supplement. See “Incorporation by Reference.”

          In connection with the TXU Gas acquisition, we acquired the franchises held by TXU Gas to provide natural gas utility services to cities, towns and other municipalities in Texas. As part of the TXU Gas acquisition, we determined, on the basis of representations and warranties in the acquisition agreement and our diligence, that we needed the consent of two such cities for the acquisition of their franchises and we received the necessary consents prior to closing. However, we have received letters from two other cities, including the City of Dallas, raising the issue of whether, under the terms of their franchises, we should have also obtained their consents. We are currently in discussions with the City of Dallas on this issue. As these discussions are at an early stage, we cannot predict the outcome, but one alternative suggested by the City of Dallas is that we consider renewing our non-exclusive franchise with the City of Dallas prior to its 2009 expiration date. We do not currently know what changes, if any, the City of Dallas might propose in the terms of the franchise, were we to agree to an early renewal, or whether the City of Dallas will take other action with respect to the franchise, were we not to do so. However, we believe that the costs to us associated with a renewal would not be material. We have not received any similar inquiries from other cities, towns or municipalities, but we cannot assure you that we will not receive similar inquiries in the future.

Operations Acquired in the TXU Gas Acquisition

          The TXU Gas operations we acquired are regulated businesses engaged in the purchase, transmission, storage, distribution and sale of natural gas in the north-central, eastern and western parts of Texas.

          Through the TXU Gas operations we acquired, we are able to provide gas distribution service through 26,431 miles of distribution mains and purchase, distribute and sell natural gas to approximately 1.5 million residential and business customers in approximately 550 cities and towns, including the 11-county Dallas/ Fort Worth metropolitan area. The distribution service rates we are able to charge these residential and business customers generally have been established by the municipal governments of the cities and towns served, with the Texas Railroad Commission having appellate, or in some instances, primary jurisdiction. The majority of these residential and business customers use natural gas for heating, and their needs are directly affected by the mildness or severity of the heating season.

          Among the TXU Gas operations we acquired are interconnected natural gas transmission lines, five underground storage reservoirs (including a salt dome facility), 24 compressor stations and related properties, all within Texas. With our acquisition from TXU Gas of a system consisting of 6,162 miles of transmission and gathering lines, we are now one of the largest intrastate pipeline operators in Texas. Through these facilities, we transport natural gas to our distribution system and other customers, with the rates for such transmission services being regulated by the Texas Railroad Commission.

          For more information on TXU Gas, please see the historical consolidated financial statements and related notes of TXU Gas for the years ended December 31, 2003, 2002 and 2001 and for the quarterly period ended March 31, 2004, which are included in our current report on Form 8-K filed with the SEC on July 7, 2004 and incorporated by reference in this prospectus supplement, and the historical consolidated financial statements and related notes of TXU Gas for the three and six month periods ended June 30, 2004, which are included in our current report on Form 8-K filed with the SEC on August 31, 2004 and incorporated by reference in this prospectus supplement. Please note that the historical consolidated financial statements for TXU Gas included in our current reports on Form 8-K reflect the entire assets and operations of TXU Gas. However, we only acquired the natural gas distribution and pipeline operations of TXU Gas. For more information on the operations of TXU Gas that we acquired, see “Unaudited Pro Forma Combined Financial Information” and “Our Business.”

Financing for the TXU Gas Acquisition

          We funded the purchase price for the TXU Gas acquisition with the $235.8 million net proceeds from the July 2004 common stock offering and approximately $1.7 billion in net proceeds from our issuance on October 1, 2004 of the acquisition commercial paper, which is backstopped by the bridge financing facility. The bridge financing facility is a 364-day, $1.7 billion senior unsecured revolving credit agreement that we entered into on September 24, 2004 with nine financial institutions. We may use the bridge financing facility as a backup liquidity facility for issuances of acquisition commercial paper, or we may borrow directly under the bridge financing facility. We expect to use the proceeds of this offering, along with the proceeds of the common stock offering and other short-term debt, to repay in full the acquisition commercial paper. Neither the completion of this offering nor the completion of the common stock offering is contingent upon the other. We have hedged the Treasury yield component of $875 million of the notes we are issuing in this offering.

          Any borrowings that we may make under the bridge financing facility will bear interest at a rate dependent on our credit ratings at the time of such borrowing and based, at our election, on LIBOR or a base rate. Borrowings based on LIBOR would bear interest at an annual rate ranging from LIBOR plus 0.5% to 1.75%. At our current credit ratings, LIBOR-based borrowings would bear interest at an annual rate of LIBOR plus 1.0%. In addition, we must pay quarterly commitment and utilization fees at rates dependent on our credit ratings. At our current credit ratings, the commitment fee is 0.15% per year and the utilization fee, payable only when utilization exceeds 33 1/3% of the aggregate commitment, would be 0.125% per year. As of October 12, 2004, we had no borrowings outstanding under the bridge financing facility.

          The bridge financing facility will expire on September 23, 2005, at which time any outstanding indebtedness under the bridge financing facility will be due and payable. We are required to reduce any indebtedness outstanding and the availability under the bridge financing facility to the extent of the net cash proceeds from the sale of the notes being offered by this prospectus supplement, the sale of our shares of common stock offered in the common stock offering and any other public issuances of debt or equity securities, with exceptions for issuances of capital stock under any dividend reinvestment plan, direct stock purchase plan, employee benefit plan or to employee, directors or officers, purchase money financings and any commercial paper backstopped by or borrowings under our working capital credit facility.

          The bridge financing facility contains usual and customary covenants for transactions of this type. In addition, the bridge financing facility provides that our ratio of total debt to capitalization (including short-term debt and current maturities of long-term debt) may not exceed 70% as of the last day of any fiscal quarter. For the purpose of calculating this ratio as of December 31, 2004, up to $200 million of our outstanding borrowings made for working capital purposes in the fiscal quarter ended December 31, 2004, whether under our existing $350 million working capital facility or any refinancing thereof or through the issuance of commercial paper other than acquisition commercial paper, will be excluded from total debt.

          The proceeds of this offering and the common stock offering will reduce permanently the availability under the bridge financing facility.

          For more information on the bridge financing facility, please see our current report on Form 8-K filed with the SEC on September 29, 2004, which includes, as an exhibit thereto, a copy of the bridge financing facility.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

          The following unaudited pro forma combined financial statements are based on our historical consolidated financial statements and TXU Gas’s historical financial statements, each incorporated by reference in this prospectus supplement, adjusted to give effect to the July 2004 common stock offering, the consummation of the TXU Gas acquisition, the use of the net proceeds from the July 2004 common stock offering and the issuance of the acquisition commercial paper to pay the purchase price for the TXU Gas acquisition and related fees and expenses and the use of the net proceeds of this offering and the common stock offering and other short-term debt to repay in full the acquisition commercial paper. The unaudited pro forma combined statement of income for the nine months ended June 30, 2004 and for the twelve months ended September 30, 2003 gives effect to these matters as if each had occurred on October 1, 2002. The unaudited pro forma combined balance sheet as of June 30, 2004 gives effect to these matters as if each had occurred on June 30, 2004.

          The unaudited pro forma combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions we believe are reasonable but are subject to change. In our opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma combined financial statements do not purport to represent what our results of operations or financial position would actually have been had the matters described above occurred on such dates or to project our results of operations or financial position for any future date or period. The unaudited pro forma combined financial statements include adjustments that reflect our preliminary estimates of the allocation of the purchase price to the acquired assets and assumed liabilities of TXU Gas. The preliminary purchase price allocation is subject to change as more detailed analyses are completed and additional information related to the fair values of TXU Gas’s assets acquired and liabilities assumed in the TXU Gas acquisition become available. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein. The unaudited pro forma combined financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the combined entities nor any expense associated with achieving these benefits.

          The historical financial statements of TXU Gas are based on TXU Gas’s historical financial statements as filed with the SEC. To prepare the unaudited pro forma combined statement of income for the year ended September 30, 2003, we used our consolidated statement of income for the twelve months ended September 30, 2003 and TXU Gas’s statement of income for the twelve months ended December 31, 2003. To prepare the unaudited pro forma combined statement of income for the nine months ended June 30, 2004, we used our consolidated statement of income for the nine months ended June 30, 2004 and derived TXU Gas’s statement of income for the nine months ended June 30, 2004 using TXU Gas’s unaudited statement of income for the six months ended June 30, 2004 and its audited statement of income for the twelve months ended December 31, 2003, which are incorporated by reference in this prospectus supplement, and TXU Gas’s unaudited statement of income for the nine months ended September 30, 2003, which is not incorporated by reference in this prospectus supplement. Please note that the historical financial information of TXU Gas presented in the unaudited pro forma combined balance sheet and the unaudited pro forma combined statements of income reflect the entire assets and operations of TXU Gas for the periods and as of the dates indicated. However, in the TXU Gas acquisition we acquired only the natural gas distribution and pipeline operations of TXU Gas. See Note 2(a) in the Notes to the Unaudited Pro Forma Combined Financial Statements.

          You should read the following unaudited pro forma combined financial information in conjunction with our audited and unaudited consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and TXU Gas’s audited and unaudited financial statements and related notes, which are included in our current reports on Form 8-K filed with the SEC on July 7, 2004 and August 31, 2004 and incorporated by reference in this prospectus supplement. See “Incorporation by Reference.”

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of June 30, 2004

	Historical	Historical	Pro Forma
	Atmos	TXU Gas	Adjustments		Pro Forma

	(in thousands)
ASSETS
Property, plant and equipment	$2,588,059	$2,008,888	$(147,629	)(a)(b)	$4,449,318
Less accumulated depreciation and amortization	903,313	384,619	(884	)(a)(b)	1,287,048

Net property, plant and equipment	1,684,746	1,624,269	(146,745)		3,162,270
Current assets
Cash and cash equivalents	126,895	8,001	(8,001	)(a)	126,895
Accounts receivable, net	243,719	28,751	41,760	(a)	314,230
Gas stored underground	90,141	129,528	—		219,669
Other current assets	18,710	56,071	(34,930	)(a)	39,851

Total current assets	479,465	222,351	(1,171)		700,645
Goodwill and intangible assets	275,844	299,768	139,440	(b)	715,052
Deferred charges and other assets	240,477	52,236	(829	)(a)(c)(d)	291,884

	$2,680,532	$2,198,624	$(9,305)		$4,869,851

CAPITALIZATION AND LIABILITIES
Shareholders’ equity
Preferred stock	$—	$75,000	$(75,000	)(a)	$—
Common stock	263	4	111	(b)(c)	378
Additional paid-in capital	762,464	815,521	(258,292	)(b)(c)	1,319,693
Retained earnings	167,535	(135,173)	135,173	(b)	167,535
Accumulated other comprehensive income (loss)	(3,416)	(3,899)	3,899	(b)	(3,416)

Shareholders’ equity	926,846	751,453	(194,109)		1,484,190
Long-term debt	863,266	280,077	1,069,923	(a)(c)	2,213,266

Total capitalization	1,790,112	1,031,530	875,814		3,697,456
Current liabilities
Accounts payable and accrued liabilities	201,123	89,273	(54,469	)(a)	235,927
Other current liabilities	210,759	129,588	(88,843	)(a)	251,504
Short-term debt	—	300,000	(283,929	)(a)(c)	16,071
Current maturities of long-term debt	5,918	150,000	(150,000	)(a)	5,918

Total current liabilities	417,800	668,861	(577,241)		509,420
Deferred income taxes	227,899	29,722	(29,722	)(b)	227,899
Regulatory cost of removal obligation	105,059	134,661	—		239,720
Deferred credits and other liabilities	139,662	333,850	(278,156	)(a)(d)	195,356

	$2,680,532	$2,198,624	$(9,305)		$4,869,851

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

For the Nine Months Ended June 30, 2004

	Historical	Historical	Pro Forma
	Atmos	TXU Gas	Adjustments		Pro Forma

	(in thousands, except per share data)
Operating revenues
Utility segment	$1,425,022	$1,075,050	$(6,054	)(e)	$2,494,018
Natural gas marketing segment	1,255,386	—	—		1,255,386
Other nonutility segment	20,492	—	—		20,492
Intersegment eliminations	(273,741)	—	—		(273,741)

	2,427,159	1,075,050	(6,054)		3,496,155
Purchased gas cost
Utility segment	1,003,977	633,529	—		1,637,506
Natural gas marketing segment	1,214,395	—	—		1,214,395
Other nonutility segment	9,158	—	—		9,158
Intersegment eliminations	(273,042)	—	—		(273,042)

	1,954,488	633,529	—		2,588,017

Gross profit	472,671	441,521	(6,054)		908,138
Operating expenses
Operation and maintenance	166,476	280,548	(87,442	)(e)(f)	359,582
Depreciation and amortization	69,879	56,988	(5,739	)(e)(f)(g)	121,128
Taxes, other than income	45,901	78,962	10	(e)	124,873

Total operating expenses	282,256	416,498	(93,171)		605,583

Operating income	190,415	25,023	87,117		302,555
Miscellaneous income (expense)	7,850	(120,306)	123,317	(e)(f)	10,861
Interest charges	49,506	26,086	29,606	(e)(h)	105,198

Income (loss) before income taxes	148,759	(121,369)	180,828		208,218
Income tax expense (benefit)	56,148	(15,654)	38,250	(i)	78,744

Net income (loss)	$92,611	$(105,715)	$142,578		$129,474

Per share data
Basic income per share	$1.79				$1.73

Diluted income per share	$1.78				$1.72

Weighted average shares outstanding
Basic	51,788		22,939		74,727

Diluted	52,166		22,939		75,105

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

For the Twelve Months Ended September 30, 2003

	Historical	Historical	Pro Forma
	Atmos	TXU Gas	Adjustments		Pro Forma

	(in thousands, except per share data)
Operating revenues
Utility segment	$1,554,082	$1,344,106	$(17,729	)(e)	$2,880,459
Natural gas marketing segment	1,668,493	—	—		1,668,493
Other nonutility segment	21,630	—	—		21,630
Intersegment eliminations	(444,289)	—	—		(444,289)

	2,799,916	1,344,106	(17,729)		4,126,293
Purchased gas cost
Utility segment	1,062,679	790,542	—		1,853,221
Natural gas marketing segment	1,644,328	—	—		1,644,328
Other nonutility segment	1,540	—	—		1,540
Intersegment eliminations	(443,607)	—	—		(443,607)

	2,264,940	790,542	—		3,055,482

Gross profit	534,976	553,564	(17,729)		1,070,811
Operating expenses
Operation and maintenance	205,090	287,811	(36,554	)(e)(f)	456,347
Depreciation and amortization	87,001	74,054	(8,253	)(e)(f)(g)	152,802
Taxes, other than income	55,045	91,414	1,138	(e)	147,597

Total operating expenses	347,136	453,279	(43,669)		756,746

Operating income	187,840	100,285	25,940		314,065
Miscellaneous income	2,191	3,658	(4,361	)(e)	1,488
Interest charges	63,660	40,862	33,388	(e)(h)	137,910

Income before income taxes	126,371	63,081	(11,809)		177,643
Income tax expense	46,910	19,287	196	(i)	66,393

Net income (loss)	$79,461	$43,794	$(12,005)		$111,250

Per share data
Basic income per share	$1.72				$1.61

Diluted income per share	$1.71				$1.60

Weighted average shares outstanding
Basic	46,319		22,939		69,258

Diluted	46,496		22,939		69,435

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

          The unaudited pro forma combined financial statements give effect to the July 2004 common stock offering, the consummation of the TXU Gas acquisition, the use of the $235.8 million of net proceeds from the July 2004 common stock offering and the approximately $1.7 billion of net proceeds from the issuance of the acquisition commercial paper to pay the purchase price for the TXU Gas acquisition and related fees and expenses, and the use of approximately $1.34 billion of net proceeds of this offering and approximately $321.6 million of net proceeds from the common stock offering and approximately $16.1 million of other short-term debt to repay in full the acquisition commercial paper and acquisition related costs and expenses.

          The cash purchase price paid to TXU Gas for the assets that were acquired was approximately $1.905 billion (after preliminary closing adjustments). We incurred approximately $7.5 million in related transaction costs for a total purchase price of $1.913 billion. To finance the TXU Gas acquisition, we used the proceeds of our July 2004 common stock offering and our issuance of the acquisition commercial paper. We intend to use the proceeds of this offering and the common stock offering and other short-term debt to repay in full the acquisition commercial paper. Neither the completion of this offering nor the completion of the common stock offering is contingent upon the other. See “The TXU Gas Acquisition — Financing for the TXU Gas Acquisition” for more information on the financing of the TXU Gas acquisition.

          We have prepared the unaudited combined pro forma financial statements, assuming:

•	our sale of $1,350,000,000 in principal amount of notes, with maturities of three, five, ten and 30 years and an estimated weighted average effective interest rate of approximately 5.5% per year, generating net proceeds of approximately $1.34 billion, after deducting approximately $9.2 million of estimated offering related fees and expenses, including the underwriting discount and commissions; and

•	our sale of 13,000,000 shares of our common stock at an assumed price of $25.80 per share, generating net proceeds of approximately $321.6 million, after deducting approximately $13.8 million of estimated offering related fees and expenses, including the underwriting discount and commissions, and that the underwriters have not exercised their option to purchase up to an additional 1,950,000 shares of our common stock to cover overallotments.

          The TXU Gas acquisition will be accounted for as an asset purchase with Atmos acquiring substantially all of the assets of TXU Gas. For more information on the assets and liabilities of TXU Gas that will not be acquired, see Note 2.

          The unaudited pro forma combined balance sheet assumes the July 2004 common stock offering, the consummation of the TXU Gas acquisition, the use of the net proceeds from the July 2004 common stock offering and the issuance of the acquisition commercial paper to pay the purchase price for the TXU Gas acquisition and related fees and expenses and the use of the net proceeds of this offering and the common stock offering and other short-term debt to repay in full the acquisition commercial paper all occurred on June 30, 2004. The unaudited pro forma combined statements of income assume these matters all occurred on October 1, 2002, the first day of our 2003 fiscal year. The historical amounts used as the basis for the unaudited pro forma combined financial statements have been derived from the historical financial statements as follows:

•	Unaudited pro forma combined balance sheet. Both the Atmos and TXU Gas historical amounts are derived from the respective company’s unaudited balance sheets as of June 30, 2004 incorporated by reference in this prospectus supplement.

•	Unaudited pro forma combined statements of income. The Atmos historical amounts are derived from our audited income statement for the year ended September 30, 2003 and the

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)

unaudited income statement for the nine months ended June 30, 2004, both of which are incorporated by reference in this prospectus supplement.

As TXU Gas uses a calendar year end and Atmos uses a September 30 fiscal year end, for purposes of the unaudited pro forma combined statement of income for the twelve months ended September 30, 2003, TXU Gas’s audited income statement for the twelve months ended December 31, 2003 has been used, which is incorporated by reference in this prospectus supplement.

For purposes of the unaudited pro forma combined statement of income for the nine months ended June 30, 2004, TXU Gas’s actual nine months ended June 30, 2004 have been used. The historical amounts for TXU Gas for the nine months ended June 30, 2004 are derived by subtracting the corresponding amounts in TXU Gas’s unaudited income statement for the nine months ended September 30, 2003 from the corresponding amounts in TXU Gas’s audited income statement for the twelve months ended December 31, 2003 and then adding the corresponding amounts in TXU Gas’s unaudited income statement for the six months ended June 30, 2004. TXU Gas’s audited income statement for the twelve months ended December 31, 2003 and its unaudited income statement for the six months ended June 30, 2004 are incorporated by reference into this prospectus supplement. TXU Gas’s income statement for the nine months ended September 30, 2003 is not included or incorporated by reference in this prospectus supplement.

The following table illustrates how the historical amounts for TXU Gas for the nine months ended June 30, 2004 were derived:

	(a)	(b)	(c)	(a) - (b) + (c)
	Twelve Months	Nine Months	Six Months	Nine Months
	Ended	Ended	Ended	Ended
	December 31,	September 30,	June 30,	June 30,
	2003	2003	2004	2004

	(in thousands)
Operating revenues	$1,344,106	$993,339	$724,283	$1,075,050
Purchased gas cost	790,542	584,674	427,661	633,529

Gross profit	553,564	408,665	296,622	441,521
Operating expenses
Operation and maintenance	287,811	212,785	205,522	280,548
Depreciation and amortization	74,054	55,264	38,198	56,988
Taxes, other than income	91,414	73,893	61,441	78,962

Total operating expenses	453,279	341,942	305,161	416,498

Operating income (loss)	100,285	66,723	(8,539)	25,023
Miscellaneous income (expense)	3,658	2,735	(121,229)	(120,306)
Interest charges	40,862	30,960	16,184	26,086

Income (loss) before income taxes	63,081	38,498	(145,952)	(121,369)
Income tax expense (benefit)	19,287	12,367	(22,574)	(15,654)

Net income (loss)	$43,794	$26,131	$(123,378)	$(105,715)

          The unaudited pro forma combined income statement for the twelve months ended September 30, 2003 excludes the cumulative effect of an accounting change which was recognized by Atmos for the adoption of EITF Consensus 02-03 in 2003, which resulted in a charge of $7.8 million, net of tax. Further, the unaudited pro forma combined income statements exclude a charge of $2.8 million, net of tax, for a

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)

discontinued operation that was recognized by TXU Gas in the fourth quarter of calendar 2003. As previously discussed, due to the differing year ends used to prepare the unaudited pro forma combined statements of income, TXU Gas’s fourth quarter of calendar 2003 is reflected in the unaudited pro forma combined income statements for both the twelve months ended September 30, 2003 and the nine months ended June 30, 2004.

2.	Pro Forma Adjustments

          The respective pro forma adjustments are explained below beside the corresponding footnote.

          (a) Adjusts the historical balance sheet of TXU Gas for the assets and liabilities of TXU Gas that Atmos did not acquire. As previously discussed, we acquired substantially all the assets of TXU Gas through a merger. However, TXU Gas retained its utility asset management services subsidiary, its cash position, certain vehicles and certain other insignificant assets and operations. Further, we did not assume any of TXU Gas’s debt, preferred stock, employee benefit liabilities, intercompany assets or liabilities and certain other insignificant liabilities.

          While we did not assume the existing employee benefit liabilities of TXU Gas, we agreed to include the acquired employees in our benefit plans and for purposes of determining the annual service cost under our defined benefit plan give them credit for their years of service as TXU Gas employees. The employees are not receiving a retroactive adjustment for prior service as only their prospective annual service cost will be affected by their prior service. However, for purposes of our post-retirement medical plan, we received a credit of $20 million (subject to post-closing adjustment) against the purchase price to permit us to provide partial past service credits for retiree medical benefits under our retiree medical plan. The $20 million credit approximates the actuarially determined present value of the accumulated benefits related to the past services of the transferred employees. We believe the historical benefit costs recognized by TXU Gas will approximate our benefit costs, and no pro forma adjustment has been recognized for the transition of these employees to the Atmos benefit plans in the unaudited pro forma combined statements of income.

          TXU Gas’s accounts receivable at June 30, 2004 had $41.8 million of intercompany payables netted against its third-party receivables as a result of its intercompany securitization program. This adjustment reflects the elimination of that intercompany payable as well as the elimination of TXU Gas’s intercompany long-term debt.

          The following is a summary of the assets and liabilities retained by TXU Gas (in thousands):

Cash	$8,001
Accounts receivable	(41,760)
Other current assets	13,535
Other non-current assets	47,922
Preferred stock	(75,000)
Long-term debt	(430,077)
Short-term debt	(300,000)
Accounts payable and accrued liabilities	(54,469)
Other current liabilities	(88,843)
Deferred credits and other liabilities	(334,374)

Total	$(1,255,065)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)

          (b) The purchase price for the acquired assets and assumed liabilities has been allocated as follows (in thousands):

Cash purchase price	$1,925,000
Retiree medical benefit credit	(20,000)
Transaction costs and expenses	7,540

Total purchase price	$1,912,540

Net property, plant and equipment	$1,477,524
Accounts receivable	70,511
Gas stored underground	129,528
Other current assets	21,141
Goodwill and intangible assets	439,208
Deferred charges and other assets	40,532
Accounts payable and accrued liabilities	(34,804)
Other current liabilities	(40,745)
Regulatory cost of removal obligation	(134,661)
Deferred credits and other liabilities	(55,694)

Total	$1,912,540

          This adjustment also reverses TXU Gas’s remaining equity ($1.9 billion) after adjustment for the retained assets and liabilities and rate case and its deferred income taxes ($146.7 million) and goodwill ($299.8 million). Because the TXU Gas acquisition is treated as an asset purchase, our initial basis in the acquired assets and liabilities is the same for both accounting and tax purposes. Thus, there are no deferred taxes related to the TXU Gas acquisition.

          The sale of TXU Gas’s assets was held through a competitive bid process. We believe the resulting goodwill is recoverable given the expected synergies we can achieve as a result of the acquisition. To that end, the TXU Gas acquisition significantly expands our existing utility operations in Texas. The North Texas operations of TXU Gas bridge our geographic operations between our existing utility operations in West Texas and Louisiana. TXU Gas’s headquarters and service area are centered in Dallas, Texas, which is also the location of our corporate headquarters. Further, the addition of the regulated pipelines in North Texas may create additional gas marketing and other opportunities for our non-regulated subsidiaries, which include gas marketing and storage operations. We believe we will take several years to realize these synergies. Further, for the initial 12 months of the integration, we have entered into agreements with TXU Gas and affiliates of TXU Gas to provide transitional services at their cost. Thus, for the initial 12 months of the transition, we expect no significant changes to the acquired operations’ cost structure, and no pro forma adjustment has been recognized for any synergies, economies of scale and cost savings we may achieve. However, except for our agreement directly with TXU Gas relating to certain services, the transitional services agreements may be terminated with 90 days notice.

          The amount allocated to property, plant and equipment represents our estimate of the fair value of the assets acquired. We have based that estimate on the amount we believe will ultimately be approved as rate base for rate setting purposes.

          (c) Reflects the July 2004 common stock offering, the consummation of the TXU Gas acquisition, the use of the net proceeds ($235.8 million) from the July 2004 common stock offering and the net proceeds ($1.7 billion, net of $1.7 million in estimated deferred financing costs reflected in other short-term debt) from the issuance of the acquisition commercial paper to pay the purchase price for the acquisition ($1.905 billion) and related fees and expenses reflected in other short-term debt ($7.5 million),

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)

and the use of the net proceeds ($1.34 billion, net of $9.2 million in estimated offering costs) of this offering and the net proceeds ($321.6 million, net of $13.8 million in estimated offering costs) from the common stock offering and other short-term debt ($6.8 million) to repay in full the acquisition commercial paper. Further, for purposes of the unaudited pro forma combined financial statements, we have assumed that the underwriters will not exercise their overallotment option in connection with the common stock offering.

          (d) Reflects the reclassification of $36.2 million of regulatory assets from deferred credits and other liabilities to deferred charges and other assets to conform TXU Gas’s presentation with our presentation.

          (e) Reflects the elimination of the income statement effects of the assets and liabilities retained by TXU Gas, including TXU Gas retained subsidiaries, which were substantially comprised of its utility asset management services operations.

          (f) Reflects the elimination of certain income statement effects of the disallowance of certain assets and liabilities in TXU Gas’s rate case on May 25, 2004. We estimate that the rate case will prospectively increase our revenue from utility operations by approximately $11.7 million. However, as the effect on demand of increased rates cannot be precisely determined, no pro forma adjustment to revenues or operating expenses has been recognized in the unaudited pro forma combined income statements other than for the specific items that were disallowed in the rate case.

          (g) Reflects the anticipated change in depreciation and amortization given the change in basis to property, plant and equipment caused by purchase accounting.

          (h) Adjusts the historical interest expense to reflect the interest expense and amortization of the deferred financing cost and fees related to the notes (see Note 1 — Basis of Presentation), and the elimination of TXU Gas’s interest expense. For each 0.125% change in the weighted average effective interest rate of the notes, the interest expense would change by approximately $0.8 million and approximately $1.0 million for the nine months ended June 30, 2004 and the year ended September 30, 2003.

          (i) Adjusts tax expense to reflect Atmos’s effective tax rate and for the effect of the pro forma adjustments.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)

3.	Earnings Per Share

          The following tables reconcile our historical earnings per share calculation to the unaudited pro forma combined earnings per share calculation (in thousands):

Nine months ended June 30, 2004:
Atmos historical net income	$92,611
TXU Gas pro forma net income for assets acquired	36,863

Pro forma net income	$129,474

Atmos historical weighted average shares outstanding	51,788
Shares issued in July 2004 common stock offering	9,939
Shares to be issued in common stock offering	13,000

Denominator for pro forma basic earnings per share	74,727
Effect of dilutive securities:
Restricted stock	258
Stock options	120

Denominator for pro forma diluted earnings per share	75,105

Twelve months ended September 30, 2003:
Atmos historical net income	$79,461
TXU Gas pro forma net income for assets acquired	31,789

Pro forma net income	$111,250

Atmos historical weighted average shares outstanding	46,319
Shares issued in July 2004 common stock offering	9,939
Shares to be issued in common stock offering	13,000

Denominator for pro forma basic earnings per share	69,258
Effect of dilutive securities:
Restricted stock	109
Stock options	68

Denominator for pro forma diluted earnings per share	69,435

OUR BUSINESS

          Atmos Energy Corporation and its subsidiaries are engaged primarily in the natural gas utility business as well as other natural gas nonutility businesses. We distribute natural gas through sales and transportation arrangements to more than 3.1 million residential, commercial, public authority and industrial customers, including approximately 1.5 million residential and business customers in Texas that we recently acquired when we completed the acquisition of the natural gas distribution and pipeline operations of TXU Gas. The TXU Gas acquisition makes us one of the largest publicly-traded companies in the United States whose primary business is the transmission and distribution of natural gas and the provision of related services. It also makes us one of the largest intrastate pipeline operators in Texas.

          We operate our utility business through our seven regulated utility divisions, which cover service areas located in 12 states. Our primary service areas are located in Colorado, Kansas, Kentucky, Louisiana, Mississippi, Tennessee and Texas. We have more limited service areas in Georgia, Illinois, Iowa, Missouri and Virginia. In addition, we transport natural gas for others through our distribution and pipeline systems.

          Through our nonutility businesses, we provide natural gas management and marketing services to municipalities, other local gas distribution companies and industrial customers in 18 states. We own or hold an interest in natural gas storage fields in Kentucky, Louisiana and Texas that we use to supply natural gas to our customers. We market natural gas to industrial and agricultural customers primarily in West Texas and to industrial customers in Louisiana.

          Our operations are currently divided into three segments:

•	the utility segment, which includes our related natural gas distribution operations;

•	the natural gas marketing segment, which includes a variety of natural gas management services; and

•	our other nonutility segment, which primarily includes our pipeline and storage operations.

Utility Segment Overview

          We operate our utility segment through the following seven regulated natural gas utility divisions:

•	Atmos Energy Colorado-Kansas Division;

•	Atmos Energy Kentucky Division;

•	Atmos Energy Louisiana Division;

•	Atmos Energy Mid-States Division;

•	Atmos Energy Texas Division;

•	Mississippi Valley Gas Company Division (acquired in December 2002); and

•	Our new division formed for the TXU Gas operations we acquired in October 2004.

          Our natural gas utility distribution business is seasonal and dependent on weather conditions in our service areas. Gas sales to residential and commercial customers are greater during the winter months than during the remainder of the year. The volumes of gas sales during the winter months will vary with the temperatures during these months. The seasonal nature of our sales to residential and commercial customers is partially offset by our sales in the spring and summer months to our agricultural customers in Texas, Colorado and Kansas who use natural gas to operate irrigation equipment.

          In addition to weather, our revenues are affected by the cost of natural gas and economic conditions in the areas that we serve. Higher gas costs, which we are generally able to pass through to our customers under purchased gas adjustment clauses, may cause customers to conserve, or, in the case of industrial customers, to use alternative energy sources.

          The effects of weather that is above or below normal are partially offset through weather normalization adjustments, or WNA, in many of our service areas. WNA allows us to increase the base rate portion of customers’ bills when weather is warmer than normal and decrease customers bills when weather is colder than normal. As of June 30, 2004, we had, or had received regulatory approvals for, WNA in the following service areas for the following periods, which covered approximately 1.1 million of our meters in service:

Tennessee	November — April
Georgia	October — May
Mississippi	November — May
Kentucky	November — April
Kansas	October — May
Amarillo, Texas	October — May
West Texas(1)	October — May
Lubbock, Texas(2)	October — May

(1)	Effective for the 2004-2005 winter heating season.

(2)	Effective beginning in April 2004.

          The TXU Gas operations we acquired do not have WNA. However, the operations benefit from a rate structure that combines a monthly customer charge with a declining block rate to mitigate the impact of warmer-than-normal weather on revenue. The combination of the monthly customer charge and the first block of the declining block rate schedule provides for the recovery of most of our fixed costs for such operations under most weather conditions.

          We receive gas deliveries for our six historical divisions through 36 pipeline transportation companies, both interstate and intrastate, to satisfy our sales market requirements. The pipeline transportation agreements are firm and many of them have “pipeline no-notice” storage service which provides for daily balancing between system requirements and nominated flowing supplies. These agreements have been negotiated with the shortest term necessary while still maintaining our right of first refusal.

          We purchase our gas supply for our six historical divisions from various producers and marketers. Supply arrangements are contracted on a firm basis with various terms at market prices. The firm supply consists of both base load and swing supply quantities. Base load quantities are those that flow at a constant level throughout the month and swing supply quantities provide the flexibility to change daily quantities to match increases or decreases in requirements related to weather conditions. Except for local production purchases, we select suppliers through a competitive bidding process by requesting proposals from suppliers that have demonstrated that they can provide reliable service. We select these suppliers based on their ability to deliver gas supply to our designated firm pipeline receipt points at the lowest cost. Major suppliers for our historical operations during fiscal 2004 were Anadarko Energy Services, BP Energy Company, ChevronTexaco Natural Gas, Cinergy Marketing and Trading, Duke Energy Trading and Marketing, Pioneer Natural Resources, Prior Energy Corporation, Sempra Energy Trading Corporation, Tenaska Marketing and Atmos Energy Marketing, LLC, our natural gas marketing subsidiary. We do not anticipate problems with obtaining additional gas supply as needed for our customers.

          The natural gas supply for our seventh division, formed with the TXU Gas operations we acquired, is delivered by the natural gas transmission and storage operations that we also acquired in the TXU Gas acquisition. This natural gas supply generally consists of a combination of base load, peaking and spot purchase agreements, as well as withdrawals of gas in storage held under gas storage capacity agreements. We estimate that the gas demand for this division for the upcoming winter heating season, assuming normal weather conditions, is approximately 113.0 Bcf. We have existing purchase agreements to cover a total gas demand of up to approximately 133.9 Bcf, consisting of approximately 35.3 Bcf under base load purchase agreements, up to approximately 47.2 Bcf under peaking purchase agreements, up to approximately 36.9 Bcf under spot purchase agreements and approximately 14.5 Bcf in storage. We anticipate that by early November 2004, additional amounts of gas totaling up to approximately 19.0 Bcf will be available under newly completed base load and peaking agreements and additional available gas in storage. The mixture of base load, peaking and spot purchase agreements, coupled with the withdrawal of storage gas, allows us the flexibility to adjust to changes in weather without requiring us to agree to excessive firm commitments. We anticipate that the natural gas supply for the upcoming winter heating season will consist of, in addition to withdrawals of gas in storage, a variety of suppliers, including independent producers, marketers and pipeline companies.

          To maintain our deliveries to high priority customers, we have the ability, and have exercised our right, to curtail deliveries to certain customers under the terms of interruptible contracts, applicable state statutes or regulations. Our estimate of natural gas demand for our new division is not necessarily indicative of our ability to meet current or anticipated market demands or immediate delivery requirements because of factors such as the physical limitations of gathering, storage and transmission systems, the duration and severity of cold weather, the availability of gas reserves from our suppliers, the ability to purchase additional supplies on a short-term basis and actions by federal and state regulatory authorities. Curtailment rights provide us flexibility to meet the human-needs requirements of our customers on a firm basis. Priority allocations imposed by federal and state regulatory agencies, as well as other factors beyond our control, may affect our ability to meet the demands of our customers.

          We also contract for storage service in underground storage facilities on many of the interstate pipelines serving us.

          We estimate the peak-day availability of natural gas supply from long-term contracts, short-term contracts and withdrawals from underground storage to be approximately 4.2 Bcf, including approximately 2.2 Bcf associated with the TXU Gas operations we acquired. The peak-day demand for our historical operations in fiscal 2004 was on January 6, 2004, when sales to customers reached approximately 1.8 Bcf. The peak-day demand for the TXU Gas operations in the 12 months ended September 30, 2004 was also on January 6, 2004, when sales to customers reached approximately 1.6 Bcf.

          The following is a brief description of the operations of our six historical natural gas utility divisions and our new division created following the TXU Gas acquisition.

          Atmos Energy Colorado-Kansas Division. Our Colorado-Kansas Division operates in Colorado, Kansas and the southwestern corner of Missouri and is regulated by each respective state’s public service commission with respect to accounting, rates and charges, operating matters and the issuance of securities. We operate under terms of non-exclusive franchises granted by the various cities. In May 2003, we received approval for WNA in Kansas which began with the 2003-2004 winter heating season. Colorado Interstate Gas Company, Williams Pipeline-Central, Public Service Company of Colorado and Northwest Pipeline are the principal transporters of the Colorado-Kansas Division’s gas supply requirements. Additionally, the Colorado-Kansas Division purchases substantial volumes from producers that are connected directly to its distribution system.

          Atmos Energy Kentucky Division. Our Kentucky Division operates in Kentucky and is regulated by the Kentucky Public Service Commission, which regulates utility services, rates, issuance of securities and other matters. We operate in the various incorporated cities pursuant to non-exclusive franchises granted by these cities. Sales of natural gas for use as vehicle fuel in Kentucky are unregulated. We have been operating under a performance-based rate program since July 1998, which was extended for another four years in 2002. Under the performance-based program, we and our customers jointly share in any actual gas cost savings achieved when compared to pre-determined benchmarks. Our rates are also subject to WNA. The Kentucky Division’s gas supply is delivered primarily by Williams Pipeline-Texas Gas, Tennessee Gas, Trunkline, Midwestern Pipeline and ANR.

          Atmos Energy Louisiana Division. Our Louisiana Division operates in Louisiana and includes the operations of the assets of Louisiana Gas Service Company acquired in July 2001 and our previously existing Trans La Division. Our Louisiana Division is regulated by the Louisiana Public Service Commission, which regulates utility services, rates and other matters. We operate most of our service areas pursuant to a non-exclusive franchise granted by the governing authority of each area. Direct sales of natural gas to industrial customers in Louisiana, who use gas for fuel or in manufacturing processes, and sales of natural gas for vehicle fuel are exempt from regulation. Louisiana Intrastate Gas Company, Acadian Pipeline, Gulf South and Williams Pipeline-Texas Gas pipelines provide most of the Louisiana Division’s natural gas requirements.

          Atmos Energy Mid-States Division. Our Mid-States Division operates in Georgia, Illinois, Iowa, Missouri, Tennessee and Virginia. In each of these states, our rates, services and operations as a natural gas distribution company are subject to general regulation by each state’s public service commission. We operate in each community, where necessary, under a franchise granted by the municipality for a fixed term of years. In Tennessee and Georgia, we have WNA and a performance-based rate program, which provides incentives for us to find ways to lower gas commodity costs and share the cost savings with our customers. Our Mid-States Division is served by 13 interstate pipelines; however, the majority of the volumes are transported through East Tennessee Pipeline, Southern Natural Gas, Tennessee Gas Pipeline and Columbia Gulf.

          Atmos Energy Texas Division. Our Texas Division operates in Texas in three primary service areas: the Amarillo service area, the Lubbock service area and the West Texas service area. The governing body of each municipality we serve has original jurisdiction over all utility rates, operations and services within its city limits, except with respect to sales of natural gas for vehicle fuel and agricultural use. We operate pursuant to non-exclusive franchises granted by the municipalities we serve, which are subject to renewal from time to time. The Texas Railroad Commission has exclusive appellate jurisdiction over all rate and regulatory orders and ordinances of the municipalities and exclusive original jurisdiction over rates and services to customers not located within the limits of a municipality. The Texas Division has WNA for its Amarillo service area and has recently received approvals for WNA for its West Texas and Lubbock service areas. Our Texas Division receives transportation service from ONEOK Pipeline. In addition, the Texas Division purchases a significant portion of its natural gas supply from Pioneer Natural Resources which is connected directly to our Amarillo, Texas distribution system.

          Mississippi Valley Gas Company Division. Our Mississippi Valley Gas Company Division, acquired in December 2002, operates in Mississippi and is regulated by the Mississippi Public Service Commission with respect to rates, services and operations. We operate under non-exclusive franchises granted by the municipalities we serve. Since the acquisition, we have been operating under a rate structure that allows us over a five-year period to recover a portion of our integration costs associated with the acquisition, and operations and maintenance costs in excess of an agreed-upon benchmark. In addition, we are required to file for rate adjustments based on our expenses every six months. We also have WNA in Mississippi. This division’s gas supply is delivered by Gulf South Pipeline Company, Tennessee Gas Pipeline Company, Southern Natural Gas Company, Texas Eastern Transmission, Texas Gas Transmission LLC, Trunkline Gas Co. LLC and Enbridge Marketing LP.

          New Division. Our new division, which represents the assets and operations that we acquired from TXU Gas on October 1, 2004, includes natural gas distribution operations that operate in the north-central, eastern and western parts of Texas and natural gas transmission and storage operations. This division purchases, distributes and sells natural gas to approximately 1.5 million residential and business customers in approximately 550 cities and towns, including the 11-county Dallas/ Fort Worth metropolitan area. Under a May 2004 rate filing, this division operates under a system-wide rate jurisdiction with the pipeline operations we acquired in the acquisition. Similar to our Atmos Energy Texas Division, the governing body of each municipality served through this division has original jurisdiction over all utility rates, operations and services within its city limits, except with respect to sales of natural gas for vehicle fuel and agricultural use. We operate pursuant to non-exclusive franchises granted by the municipalities we serve, which are subject to renewal from time to time. The Texas Railroad Commission has exclusive appellate jurisdiction over all rate and regulatory orders and ordinances of the municipalities and exclusive original jurisdiction over rates and services to customers not located within the limits of a municipality.

This division does not have WNA. However, the operations benefit from a rate structure that mitigates the impact of warmer-than-normal weather on revenue. The majority of this division’s residential and business customers use natural gas for heating, and their needs are directly affected by the mildness or severity of the heating season.

          The natural gas transmission and storage operations that we acquired in the TXU Gas acquisition also transport natural gas to third parties and represent one of the largest intrastate pipeline operations in Texas. These operations include interconnected natural gas transmission lines, five underground storage reservoirs (including a salt dome facility), 24 compressor stations and related properties, all within Texas.

          The gas distribution and transmission lines we acquired have been constructed over lands of others pursuant to easements or along public highways, streets and rights-of-way as permitted by law. In addition to being heavily concentrated in the established natural gas-producing areas of central, northern and eastern Texas, the intrastate pipeline system we acquired also extends into or near the major producing areas of the Texas Gulf Coast and the Delaware and Val Verde Basins of West Texas. Nine basins located in Texas are estimated to contain a substantial portion of the nation’s remaining onshore natural gas reserves. This pipeline system provides access to all of these basins. We believe that we are well situated to receive large volumes into this pipeline system at the major hubs, such as Katy and Waha, as well as from storage facilities where we maintain high delivery capabilities.

Natural Gas Marketing Segment Overview

          Our natural gas marketing segment, which is organized under Atmos Energy Holdings, Inc., has operations in 18 states. Through September 30, 2003, Atmos Energy Marketing, LLC, together with its wholly-owned subsidiaries Woodward Marketing, L.L.C. and Trans Louisiana Industrial Gas Company, Inc., comprised our natural gas marketing segment. Effective October 1, 2003, our natural gas marketing segment was reorganized. The operations of Atmos Energy Marketing, L.L.C. and Trans Louisiana Industrial Gas Company, Inc. were merged into Woodward Marketing, L.L.C., which was renamed Atmos Energy Marketing, LLC.

          Atmos Energy Marketing provides a variety of natural gas management services to municipalities, natural gas utility systems and industrial natural gas consumers primarily in the southeastern and midwestern states and to our Kentucky, Louisiana and Mid-States divisions. These services primarily consist of furnishing natural gas supplies at fixed and market-based prices, contract negotiation and administration, load forecasting, gas storage acquisition and management services, transportation services, peaking sales and balancing services, capacity utilization strategies and gas price management through the use of derivative products. We use proprietary and customer-owned transportation and storage assets to provide the various services our customers request. As a result, our revenues arise from the types of commercial transactions we have structured with our customers and include the value we extract by optimizing the storage and transportation capacity we own or control as well as fees for services we deliver.

          We participate in transactions in which we combine the natural gas commodity and transportation costs to minimize our costs incurred to serve our customers. Additionally, we participate in natural gas storage transactions in which we seek to find the pricing differences that occur over time. We purchase or sell physical natural gas and then sell or purchase financial contracts at a price sufficient to cover our carrying costs and provide a gross profit margin. Through the use of transportation and storage services and derivatives, we are able to capture gross profit margin through the arbitrage of pricing differences in various locations and by recognizing pricing differences that occur over time.

          Atmos Energy Marketing’s management of natural gas requirements involves the sale of natural gas and the management of storage and transportation supplies under contracts with customers generally having one to two year terms. At June 30, 2004, Atmos Energy Marketing had a total of 760 industrial customers and 95 municipal customers. Atmos Energy Marketing also sells natural gas to some of its industrial customers on a delivered burner tip basis under contract terms from 30 days to two years.

Other Nonutility Segment Overview

          Our other nonutility segment consists primarily of the operations of Atmos Pipeline and Storage, L.L.C. and Atmos Energy Services, LLC, which are wholly-owned by our subsidiary, Atmos Energy Holdings, Inc. Through Atmos Pipeline and Storage, we own or have an interest in underground storage fields in Kentucky and Louisiana. Atmos Pipeline and Storage’s underground storage fields in Kansas were transferred to our Atmos Energy Colorado-Kansas division of our utility segment during 2004. Atmos Pipeline and Storage provides storage services to our customers for a fee and captures pricing arbitrage through the use of derivatives. We also use these storage facilities to reduce the need to contract for additional pipeline capacity to meet customer demand during peak periods. Through Atmos Energy Services, we provide natural gas management services for our own utility operations. Prior to April 1, 2004, this entity conducted limited operations. However, beginning April 1, 2004, Atmos Energy Services began providing natural gas supply management services to our utility operations in a limited number of states. These services include aggregating and purchasing gas supply, arranging transportation and storage logistics and ultimately delivering the gas to our utility service areas at competitive prices. We have expanded these services to substantially all of our utility service areas as of the end of fiscal 2004.

Properties

          At June 30, 2004, we owned an aggregate of 45,267 miles of underground distribution and transmission mains throughout our gas distribution systems. These mains are located on easements or rights-of-way which generally provide for perpetual use. We maintain our mains through a program of continuous inspection and repair and believe that our system of mains is in good condition. As a result of the TXU Gas acquisition, we added 26,431 miles of underground distribution mains and a pipeline system consisting of 6,162 miles of transmission and gathering lines in Texas.

          We also hold franchises granted by the incorporated cities and towns that our historical operations serve. At June 30, 2004, we held 651 of these franchises having initial terms generally ranging from five to 25 years. As a result of the TXU Gas acquisition, the number of franchises we held increased to 1,087. The additional franchises have initial terms generally ranging from ten to 35 years. We believe that each of these franchises will be renewed.

          Our utility and other nonutility segments include eight underground gas storage facilities in Kentucky, four in Kansas and two in Mississippi. As of June 30, 2004, our total storage capacity in these storage facilities was approximately 29.1 Bcf. However, approximately 13.6 Bcf of gas in these storage facilities must be retained as cushion gas to maintain reservoir pressure. The maximum daily delivery capability of these storage facilities is approximately 280,100 Mcf. In addition, we own a liquefied natural gas storage facility in Georgia with a capacity of 500,000 Mcf, which can inject a daily volume of 30,000 Mcf into the system. We also own a 25% interest in a gas storage facility in Napoleonville, Louisiana, with a usable capacity of 438,583 Mcf and 300,973 Mcf of cushion gas. Our maximum daily delivery capability at this facility is approximately 56,000 Mcf. Additionally, we contract for storage service in underground storage facilities on many of the interstate pipelines serving us to supplement our proprietary storage capacity. As of June 30, 2004, our total storage capacity under these arrangements was 33.1 Bcf with a total maximum daily delivery capability of 938,550 Mcf.

          The TXU Gas operations we acquired include five underground storage reservoirs (including a salt dome facility), all within Texas. Our total storage capacity in these storage reservoirs is approximately 51.9 Bcf. However, approximately 12.9 Bcf of gas in these storage facilities must be retained as cushion gas to maintain reservoir pressure. The maximum daily delivery capability of these storage facilities is approximately 1,235,000 Mcf.

          Other Facilities. We own and operate one propane peak shaving plant with a total capacity of approximately 180,000 gallons that can produce an equivalent of approximately 3,300 Mcf daily.

          Offices. Our administrative offices are consolidated in Dallas, Texas under one lease. We also maintain field offices throughout our distribution system, the majority of which are located in leased facilities. Our nonutility operations are headquartered in Houston, Texas, with offices in Houston and other locations, primarily in leased facilities.

Rates

          The method of determining regulated rates varies among the states in which our natural gas utility divisions operate. The regulators have the responsibility of ensuring that utilities under their jurisdictions operate in the best interests of customers while providing utility companies the opportunity to earn a reasonable return on investment. In a general rate case, the applicable regulatory authority, which is typically the state public utility commission, establishes rates which allow a utility company an opportunity to collect revenue from customers to recover the cost of providing utility service.

          Rates established by regulatory authorities are adjusted for increases and decreases in our purchased gas cost through purchased gas adjustment mechanisms. Purchased gas adjustment mechanisms provide gas utility companies a method of recovering purchased gas costs on an ongoing basis without filing a rate case to address all of the utility’s non-gas costs. These mechanisms are commonly utilized when regulatory authorities recognize a particular type of expense, such as purchased gas costs, that (i) is subject to significant price fluctuations compared to the utility’s other costs, (ii) represents a large component of the utility’s cost of service and (iii) is generally outside the control of the gas utility. There is no margin generated through purchased gas adjustments, but they do provide a dollar-for-dollar offset to increases or decreases in utility gas costs. Although substantially all of our utility sales to our customers fluctuate with the cost of gas that we purchase, utility gross profit (which is defined as operating revenues less purchased gas cost) is generally not affected by fluctuations in the cost of gas due to the purchased gas adjustment mechanism. Additionally, certain jurisdictions have introduced performance-based ratemaking adjustments to provide incentives to natural gas utilities to minimize purchased gas costs through improved storage management and use of financial instruments to lock in gas costs. Under the performance-based ratemaking adjustment, purchased gas costs savings are shared between the utility and its customers.

          Approximately 97% of our utility revenues in the fiscal year ended September 30, 2003 and approximately 96% of our revenues in fiscal 2002 were derived from sales at rates set by or subject to approval by local or state authorities. On a pro forma basis, giving effect to the TXU Gas acquisition as if it occurred on October 1, 2002, we estimate that approximately 98% of our revenues in fiscal 2003 would have been derived from sales at rates set or approved by local or state authorities.

          Generally, the regulatory authority reviews our rate request and establishes a rate structure intended to generate revenue sufficient to cover our costs of doing business and provide a reasonable return on invested capital.

          In May 2003, TXU Gas filed, for the first time, a system-wide rate case for the distribution and pipeline operations that we acquired. The case was filed in all incorporated cities served by the distribution operations, and at the Texas Railroad Commission for the pipeline business and for unincorporated areas served by the distribution operations. All of the cities took action on the case, and TXU Gas appealed their actions to the Texas Railroad Commission. Although significant portions of the relief requested by TXU Gas were denied, on May 25, 2004, the Texas Railroad Commission ruled that TXU Gas could increase its charges to its pipeline and distribution customers by approximately $11.7 million per year. TXU Gas filed a motion for rehearing requesting the Texas Railroad Commission to reconsider and reverse significant judgments. The Texas Railroad Commission has denied the motion for rehearing. TXU Gas filed an appeal in district court, which we intend to continue to prosecute.

Other Regulation

          Each of our utility divisions is regulated by various state or local public utility authorities. We are also subject to regulation by the United States Department of Transportation with respect to safety requirements in the operation and maintenance of our gas distribution facilities. The TXU Gas operations we acquired are wholly intrastate in character and are subject to regulation by municipalities in Texas and the Texas Railroad Commission. These acquired operations do not include any certificated interstate transmission facilities subject to the jurisdiction of the Federal Energy Regulatory Commission (known as the FERC) under the Natural Gas Act, any sales for resale under the rate jurisdiction of the FERC or any transportation service that is subject to FERC jurisdiction under the Natural Gas Act. Since 1988, the FERC has allowed, pursuant to Section 311 of the Natural Gas Policy Act, gas transportation services through the intrastate transmission facilities we acquired “on behalf of” interstate pipelines or local distribution companies served by interstate pipelines, without subjecting the acquired operations to the jurisdiction of the FERC.

          Our distribution and pipeline operations are also subject to various state and federal laws regulating environmental matters. From time to time we receive inquiries regarding various environmental matters. We believe that our properties and operations substantially comply with and are operated in substantial conformity with applicable safety and environmental statutes and regulations. There are no administrative or judicial proceedings arising under environmental quality statutes pending or known to be contemplated by governmental agencies which would have a material adverse effect on us or our operations. All of our environmental claims have arisen out of manufactured gas plant sites in Tennessee, Iowa and Missouri and mercury contamination sites in Kansas. These claims are more fully described in Note 13 to our consolidated financial statements, which are included in our annual report on Form 10-K for the year ended September 30, 2003, which is incorporated by reference in this prospectus supplement. We did not acquire any manufactured gas plant sites in the TXU Gas acquisition. Our acquisition agreement with TXU Gas addresses other environmental matters, which we do not expect to have a material adverse effect on us or our operations.

Competition

          Our utility operations are not currently in significant direct competition with any other distributors of natural gas to residential and commercial customers within our service areas. However, we do compete with other natural gas suppliers and suppliers of alternative fuels for sales to industrial, agricultural and gas transportation customers. We compete in all aspects of our business with alternative energy sources, including, in particular, electricity. Competition for residential and commercial customers is increasing. Promotional incentives, improved equipment efficiencies and promotional rates all contribute to the acceptability of electrical equipment. Electric utilities offer electricity as a rival energy source and compete for the space heating, water heating and cooking markets. The principal means to compete against alternative fuels is lower prices, and natural gas historically has maintained its price advantage in the residential, commercial and industrial markets. In addition, our natural gas marketing segment competes with other natural gas brokers in obtaining natural gas supplies for customers.

DESCRIPTION OF THE NOTES

          We have summarized the provisions of the notes below. The notes constitute the debt securities described in the accompanying prospectus. This summary supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions contained in the “Description of Debt Securities” in the accompanying prospectus.

          The 2007 notes, the 2009 notes, the 2014 notes and the 2034 notes will be issued as separate series of notes under an indenture entered into with SunTrust Bank, as trustee. We urge you to read the indenture because it, not the summaries below and in the accompanying prospectus, defines your rights. You may obtain a copy of the indenture from us without charge. See the section in the accompanying prospectus entitled “Where You Can Find More Information.”

General

          The 2007 notes will be initially limited to $ aggregate principal amount. The 2009 notes will be initially limited to $          aggregate principal amount. The 2014 notes will be initially limited to $          aggregate principal amount. The 2034 notes will be initially limited to $          aggregate principal amount. We may, at any time, without the consent of the holders of any series of notes, issue additional notes of any series having the same ranking, interest rate, maturity and other terms of such series. Any such additional notes, together with the series of notes being offered by this prospectus supplement that has the same ranking, interest rate, maturity and other terms as such additional notes, will constitute the same series of notes under the indenture.

          The notes will be unsecured and unsubordinated obligations of Atmos Energy Corporation. All our secured debt will have a prior claim with respect to the assets securing that debt. As of June 30, 2004, we had approximately $106.4 million of secured debt outstanding. The notes will rank equally with all of our other existing and future unsubordinated debt. As of June 30, 2004, after giving effect to the issuance of the acquisition commercial paper and the use of the net proceeds of this offering and the assumed net proceeds from the common stock offering to repay the acquisition commercial paper, we would have had approximately $2.1 billion of unsecured and unsubordinated debt, which does not include approximately $10.5 million of debt of our non-utility subsidiaries that is not guaranteed by Atmos Energy Corporation. The notes are not guaranteed by, and are not the obligation of, any of our subsidiaries. The notes will not be listed on any securities exchange or included in any automated quotation system.

          The notes are subject to defeasance and discharge of debt or to defeasance of some restrictive covenants, as described under “Description of Debt Securities — Defeasance and Covenant Defeasance” in the accompanying prospectus.

          The notes will be issued in book-entry form as one or more global notes registered in the name of the nominee of The Depository Trust Company, or DTC, which will act as a depository, in minimum denominations of $1,000 and integral multiples of $1,000. Beneficial interests in book-entry notes will be shown on, and transfers of the notes will be made only through, records maintained by DTC and its participants.

Payment of Principal and Interest

          The 2007 notes will mature on October 15, 2007 and bear interest at the rate of      % per year. The 2009 notes will mature on October 15, 2009 and bear interest at the rate of      % per year. The 2014 notes will mature on October 15, 2014 and bear interest at the rate of      % per year. The 2034 notes will mature on October 15, 2034 and bear interest at the rate of      % per year.

          We will pay interest on the notes in arrears on April 15 and October 15 of each year they are outstanding, beginning April 15, 2005. Interest will accrue from October      , 2004 or from the most recent interest payment date to which we have paid or provided for the payment of interest to the next interest payment date or the scheduled maturity date, as the case may be. We will pay interest computed on the basis of a 360-day year of twelve 30-day months.

          We will pay interest on the notes in immediately available funds to the persons in whose names the notes are registered at the close of business on April 1 or October 1 preceding the respective interest payment date. At maturity for any series of notes, we will pay the principal of the notes of such series in immediately available funds upon delivery of the notes to the trustee.

Optional Redemption

          Each series of notes offered hereby will be redeemable, in whole or in part, at our option, at any time at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed, and

•	as determined by the Quotation Agent (defined below), the sum of the present values of the Remaining Scheduled Payments (defined below) of principal and interest on the notes to be redeemed discounted to the redemption date on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months at the Adjusted Treasury Rate (defined below) plus basis points for the 2007 notes, basis points for the 2009 notes, basis points for the 2014 notes and basis points for the 2034 notes;

plus, in each case, accrued and unpaid interest on the principal amount of notes to be redeemed to the redemption date.

          “Adjusted Treasury Rate” means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

          “Comparable Treasury Issue” means the United States treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be used, at the time of a selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

          “Comparable Treasury Price” means, for any redemption date, the Reference Treasury Dealer Quotation for that redemption date.

          “Quotation Agent” means the Reference Treasury Dealer appointed by us.

          “Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors; provided, however, if Merrill Lynch, Pierce, Fenner & Smith Incorporated ceases to be a primary U.S. government securities dealer in New York City, we will replace Merrill Lynch, Pierce, Fenner & Smith Incorporated as Reference Treasury Dealer with an entity that is a primary U.S. government securities dealer in New York City.

          “Reference Treasury Dealer Quotation” means, with respect to any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer by 5:00 p.m. on the third business day preceding the redemption date.

          “Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal and interest on such note that would be due after the related redemption date but for such redemption; provided, however, that if such redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment on such note will be reduced by the amount of interest accrued on such note to such redemption date.

          In the case of a partial redemption of any series of notes offered hereby, where such series is represented by a global security, the notes to be redeemed shall be selected by DTC. If such series of notes is not represented by a global security, the notes to be redeemed will be selected by the trustee, using a method the trustee deems to be fair and appropriate. No notes of a principal amount of $1,000 or less will be redeemed in part. Notice of any redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each holder of the series of notes to be redeemed at its registered address. If any series of notes is to be redeemed in part only, the notice of redemption that relates to the series of notes subject to redemption will state the portion of the principal amount of such series of notes to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or the portions of the notes called for redemption.

Mandatory Redemption

          We will not be required to redeem any series of notes before maturity.

No Sinking Fund

          We will not be required to make any sinking fund payments with regard to any series of notes.

Restricted Subsidiaries

          As of the date of this prospectus supplement, none of our subsidiaries would be considered a “Restricted Subsidiary” under the terms of the indenture.

Governing Law

          The notes will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry Delivery and Settlement

          We will issue each series of the notes in the form of one or more permanent global securities in definitive, fully registered, book-entry form. The global securities will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee in accordance with arrangements between DTC and the trustee.

          If you wish to hold securities through the DTC system, you must either be a direct participant in DTC or hold through a direct participant in DTC. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations that have accounts with DTC. For those holders of notes outside the United States, Euroclear and Clearstream (both described below) participate in DTC through their New York depositaries. Indirect participants are securities brokers and dealers, banks and trust companies that do not have an account with DTC, but that clear through or maintain a custodial relationship with a direct participant. Thus, indirect participants have access to the DTC system through direct participants or through other indirect participants that have access through a direct participant.

          If you so choose, you may hold your beneficial interests in the global security through Euroclear or Clearstream, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global security in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

          In sum, you may elect to hold your beneficial interests in the notes:

•	in the United States, through DTC;

•	outside the United States, through Euroclear or Clearstream; or

•	through organizations that participate in such systems.

          DTC may grant proxies or authorize its participants (or persons holding beneficial interests in the global securities through these participants) to exercise any rights of a holder or take any other actions that a holder is entitled to take under the indenture or the notes. The ability of Euroclear or Clearstream to take actions as a holder of the notes under the indenture will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

          The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources we believe to be reliable, but we make no representation or warranty with respect to this information. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. We and the trustee will not be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures, or for the performance by direct or indirect participants of their obligations under the rules and procedures of the clearance systems.

          Transfers within DTC, Euroclear and Clearstream will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between investors who hold or who will hold any series of notes through DTC and investors who hold or will hold any series of notes through Euroclear or Clearstream will be effected in DTC through the respective depositaries of Euroclear and Clearstream.

The Clearing Systems

          The Depository Trust Company. DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934;

•	DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	direct participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and other organizations;

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.;

•	access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	the rules applicable to DTC and its participants are on file with the SEC.

          Euroclear. Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including U.S. dollars and euros. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries.

          Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation, or the Cooperative. The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The

Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), the dealer manager, other securities brokers and dealers and other professional financial intermediaries.

          Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. As the Euroclear Operator is a Belgian banking corporation, Euroclear is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively referred to as the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

          Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the depositary for Euroclear.

          Clearstream. Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for it’s participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

          Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of the Euroclear system, to facilitate settlement of trades between Clearstream and Euroclear. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are financial institutions around the world, other securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. In the United States, Clearstream participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

          Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the depositary for Clearstream.

Initial Settlement

          We expect that under procedures established by DTC:

•	upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•	ownership of the securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

          Euroclear and Clearstream will hold omnibus positions on behalf of their participants through customers’ securities accounts for Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

          The notes that we issue in this offering will be credited to the securities custody accounts of persons who hold those global securities through DTC (other than through accounts at Euroclear and Clearstream) on the closing date and to persons who hold those global securities through Euroclear or Clearstream on the business day following the closing date.

          So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global security for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global security will not be entitled to have notes represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global security.

          Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

          Payments on the notes represented by the global securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global security as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

          Payments on the notes represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds.

Transfers Within and Between DTC, Euroclear and Clearstream

          Trading Between DTC Purchasers and Sellers. DTC participants will transfer interests in the securities among themselves in the ordinary way according to DTC rules governing global security issues. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global security or securities to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global security or securities to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

          Trading Between Euroclear and/or Clearstream Participants. Participants in Euroclear and Clearstream will transfer interests in the securities among themselves in the ordinary way according to the rules and operating procedures of Euroclear and Clearstream governing conventional eurobonds.

          Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser. When the securities are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the closing date. Euroclear or Clearstream will then instruct its depositary to receive the securities and make payment for them. On the closing date, the depositary will make payment to the DTC participant’s account and the securities will be credited to the depositary’s account. After settlement has been completed, DTC will credit the securities to Euroclear or Clearstream. Euroclear or Clearstream will credit the securities, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the closing date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date (which will be the preceding day if settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual closing date.

          Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the securities by wire transfer on the value date. The most direct way of doing this is to preposition funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the securities are credited to their accounts one day later.

          As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to preposition funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the securities. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the securities were credited to the participant’s account. However, interest on the securities would accrue from the value date. Therefore, in these cases the interest income on securities that the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds to (i.e., the interest rate that Euroclear or Clearstream charges) each participant.

          Since the settlement will occur during New York business hours, a DTC participant selling an interest in the security can use its usual procedures for transferring global securities to the depositaries of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the closing date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

          Finally, day traders that use Euroclear or Clearstream to purchase interests in the notes from DTC accountholders for delivery to Euroclear or Clearstream participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the interests in the United States from a DTC accountholder no later than one day prior to settlement, which would give the interests sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

•	staggering the value date for the buy and sell sides of the trade so that the value date for the purchase from the DTC accountholder is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

          Trading Between a Euroclear or Clearstream Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer securities through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the closing date. Euroclear or Clearstream will then instruct its depositary to credit the securities to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date (which will be the preceding day if settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual closing date.

          If the Euroclear or Clearstream participant selling the securities has a line of credit with Euroclear or Clearstream and elects to be in debit for the securities until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that one-day period.

Certificated Notes

          We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes or debentures, as the case may be, represented by the global securities upon surrender by DTC of the global securities only if:

•	DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 60 days of that notice;

•	we determine not to have the notes represented by a global security; or

•	an event of default has occurred and is continuing.

          Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related notes or debentures. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes and debentures to be issued.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

          The following summary discusses certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of any series of notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the applicable proposed or promulgated Treasury regulations, and the applicable judicial and administrative interpretations, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect, and to differing interpretations. This discussion is applicable only to holders of notes who purchase the notes in the initial offering at their original issue price and deals only with the notes held as capital assets for U.S. federal income tax purposes (generally, property held for investment) and not held as part of a straddle, a hedge, a conversion transaction or other integrated investment. This discussion is intended for general information only, and does not address all of the tax consequences that may be relevant to holders of notes in light of their particular circumstances, or to certain types of holders (such as financial institutions, insurance companies, tax-exempt entities, partnerships and other pass-through entities for U.S. federal income tax purposes, certain former citizens or residents of the United States, “controlled foreign corporations,” “passive foreign investment companies,” “foreign personal holding companies,” traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, dealers in securities or currencies, or U.S. Holders (as defined below) whose functional currency is not the U.S. dollar). Moreover, this discussion does not describe any state, local or non-U.S. tax implications, or any aspect of U.S. federal tax law other than income taxation. Prospective investors should consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local, or non-U.S. taxing jurisdiction.

          As used herein, a “U.S. Holder” means a beneficial owner of any series of notes that is, for U.S. federal income tax purposes, (a) a citizen or individual resident of the United States, (b) a corporation created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust, if (1) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of its substantial decisions or (2) a valid election to be treated as a U.S. person is in effect with respect to such trust. A “Non-U.S. Holder” means a beneficial owner of any series of notes that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes. The U.S. federal income tax treatment of partners in partnerships holding the notes generally will depend on the activities of the partnership and the status of the partner. Prospective investors that are partnerships (or entities treated as partnerships for U.S. federal income tax purposes) should consult their own tax advisors regarding the U.S. federal income tax consequences to them and their partners of the acquisition, ownership and disposition of the notes.

U.S. Federal Income Taxation of U.S. Holders

          Payments of Interest. A U.S. Holder must include in gross income, as ordinary interest income, the stated interest on the notes at the time such interest accrues or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

          Sale, Retirement or Other Taxable Disposition. Upon the sale, retirement or other taxable disposition of a note, a U.S. Holder generally will recognize taxable gain or tax loss equal to the difference between (a) the sum of cash plus the fair market value of other property received on the sale, retirement or other taxable disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which will be treated in the manner described above under “— Payments of Interest”) and (b) the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the amount paid for the note, reduced by any principal payments with respect to the note received by the U.S. Holder. Gain or loss recognized on the sale, retirement or other taxable disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of sale, retirement or other taxable disposition, the note has been held for more than one year. Certain U.S. Holders (including individuals) are eligible for preferential rates of U.S. federal income tax in respect of long-term capital gain. The deductibility of capital losses by U.S. Holders is subject to limitations under the Code.

U.S. Federal Income Taxation of Non-U.S. Holders

          Payments of Interest. Subject to the discussion of backup withholding below and provided that a Non-U.S. Holder’s income and gains in respect of a note are not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business, payments of interest on a note to the Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax, provided that (a) the Non-U.S. Holder does not own, directly or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (b) the Non-U.S. Holder is not, for U.S. federal income tax purposes, a “controlled foreign corporation” related, directly or constructively, to us through stock ownership, (c) the Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and (d) certain certification requirements (as described below) are met.

          Under the Code and the applicable Treasury regulations, in order to obtain an exemption from U.S. federal withholding tax, either (a) a Non-U.S. Holder must provide its name and address and certify, under penalties of perjury, that such Non-U.S. Holder is not a U.S. person or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “Financial Institution”), and that holds the notes on behalf of the Non-U.S. Holder, must certify, under penalties of perjury, that such certificate has been received from such Non-U.S. Holder by such Financial Institution or by another Financial Institution between such Financial Institution and such Non-U.S. Holder and, if required, must furnish the payor with a copy thereof. Generally, the foregoing certification requirement may be met if a Non-U.S. Holder delivers a properly executed IRS Form W-8BEN to the payor.

          Payments of interest on a note that do not satisfy all of the foregoing requirements generally will be subject to U.S. federal withholding tax at a rate of 30% (or a lower applicable treaty rate, provided certain certification requirements are met). A Non-U.S. Holder generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder with respect to interest on a note if such interest is effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder (or, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States). Under certain circumstances, effectively connected interest income received by a corporate Non-U.S. Holder may be subject to an additional “branch profits tax” at a 30% rate (or a lower applicable treaty rate, provided certain certification requirements are met). Subject to the discussion of backup withholding below, such effectively connected interest income generally will be exempt from U.S. federal withholding tax if a Non-U.S. Holder delivers a properly executed IRS Form W-8ECI to the payor.

          Sale, Retirement or Other Disposition. In general, subject to the discussion of backup withholding below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, retirement or other disposition of the notes, unless (a) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of disposition and certain other conditions are met or (b) the gain is effectively connected with the conduct of a U.S. trade or business by the Non-U.S. Holder (or, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States).

Information Reporting and Backup Withholding

          U.S. Holders. Generally, information reporting will apply to payments of principal and interest on the notes to a U.S. Holder and to the proceeds of sale or other disposition of the notes, unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding generally will apply to such payments (currently at a rate of 28%), if a U.S. Holder fails to provide a correct taxpayer identification number or a certification of exempt status or fails to report in full dividend and interest income. Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability provided that the required information is timely furnished to the Internal Revenue Service (the “IRS”).

          Non-U.S. Holders. Generally, payments of interest on the notes to a Non-U.S. Holder and the amount of any tax withheld from such payments must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available by the IRS to the tax authorities of the country in which the Non-U.S. Holder is a resident under the provisions of an applicable tax treaty. Under certain circumstances, information reporting also would apply to payments of principal on the notes, and backup withholding of U.S. federal income tax (currently at a rate of 28%) may apply to payments of principal and interest on the notes to a Non-U.S. Holder if the Non-U.S. Holder fails to certify under penalties of perjury that it is not a U.S. person.

          Payments of the proceeds of the sale or other disposition of the notes by or through a foreign office of a U.S. broker or of a foreign broker with certain specified U.S. connections will be subject to information reporting requirements, but generally not backup withholding, unless the broker has evidence in its records that the payee is not a U.S. person and the broker has no actual knowledge or reason to know to the contrary. Payments of the proceeds of a sale or other disposition of the notes by or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury that it is not a U.S. person or otherwise establishes an exemption.

          Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

UNDERWRITING

          We intend to offer the notes through the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as the representative. Subject to the terms and conditions described in a purchase agreement between us and the underwriters, we have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from us, the principal amounts of the notes listed opposite their names below.

	2007 Notes	2009 Notes	2014 Notes	2034 Notes
	Principal	Principal	Principal	Principal
	Amount	Amount	Amount	Amount
Underwriter
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Banc of America Securities LLC
J.P. Morgan Securities Inc.
SunTrust Capital Markets, Inc.
SG Americas Securities, LLC
KBC Financial Products USA Inc.
Piper Jaffray & Co.
Wachovia Capital Markets, LLC

Total

          The underwriters have agreed to purchase all of the notes sold under the purchase agreement if any of these notes are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

          We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make with respect to those liabilities.

          The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

          The underwriters have advised us that they propose initially to offer the notes to the public at the public offering prices on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of           % of the principal amount of the notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of           % of the principal amount of the notes to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

          The following table shows the public offering price, underwriting discount and proceeds before expenses to us for each series of notes.

	Price to	Underwriting	Proceeds, Before
	Investors(1)	Discount	Expenses, to Atmos

Per 2007 note	%	%	%
Total	$	$	$
Per 2009 note	%	%	%
Total	$	$	$
Per 2014 note	%	%	%
Total	$	$	$
Per 2034 note	%	%	%
Total	$	$	$

          The expenses of the offering, not including the underwriting discount, are estimated to be $400,000 and are payable by us.

New Issues of Notes

          The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the representative of the underwriters that the underwriters presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

NASD Regulations

          As more than 10% of the net proceeds of this offering, not including underwriting compensation, may be received by entities who are affiliated with the underwriters, each of whom are National Association of Securities Dealers, Inc., or NASD, members. As a result, this offering is being conducted in compliance with the NASD Conduct Rule 2710(h). Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering because each series of notes is rated “Baa” or better by Moody’s Investors Service or “BBB” or better by Standard & Poor’s Rating Services.

Price Stabilization and Short Positions

          In connection with the offering, the underwriters may engage in transactions that stabilize the price of the notes, such as bids or purchases that peg, fix or maintain that price. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

          Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distributions

          Certain of the underwriters will make the notes available for distribution on the Internet through a proprietary Web site and/or a third-party system operated by Market Axess Inc., an Internet-based communications technology provider. Market Axess Inc. is providing the system as a conduit for communications between such underwriters and their respective customers and is not a party to any transaction. Market Axess Inc., a registered broker-dealer, will receive compensation from such underwriters based on transactions such underwriters conduct through the system. Such underwriters will make the notes available to their respective customers through the Internet distributions, whether made through a proprietary or third-party system, on the same terms as distributions made through other channels.

Other Relationships

          Each of the underwriters and certain of their affiliates have provided, and may in the future provide, certain investment banking, financial advisory and commercial banking services for us, for which they have received, and will receive, customary fees and commissions.

          An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated holds a portion of the acquisition commercial paper and will, therefore, receive a portion of the proceeds of this offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as syndication agent, lead arranger and lead book runner and an affiliate of J.P. Morgan Securities Inc. is acting as administrative agent under the bridge financing facility. In addition, an affiliate of each of the underwriters is a lender under the bridge financing facility and, if we borrow under the bridge financing facility, may receive proceeds from this offering that are used to repay any such borrowings. Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., SunTrust Capital Markets, Inc. and Wachovia Capital Markets, LLC are among the underwriters in our common stock offering. SunTrust Capital Markets, Inc. is an affiliate of SunTrust Bank, the trustee under the indenture.

LEGAL MATTERS

          Gibson, Dunn & Crutcher LLP, Dallas, Texas, and Hunton & Williams LLP, Richmond, Virginia, will opine for us as to the validity of the offered notes. Shearman & Sterling LLP, New York, New York, will pass upon certain legal matters related to the offered notes for the underwriters.

EXPERTS

          Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended September 30, 2003, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the prospectus. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

          With respect to our unaudited condensed consolidated interim financial statements for the three-and nine-month periods ended June 30, 2004 and 2003, the three- and six-month periods ended March 31, 2004 and 2003 and the three-month periods ended December 31, 2003 and 2002, incorporated by reference in this prospectus supplement, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such financial statements. However, their separate reports dated August 13, 2004, included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, dated May 10, 2004, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, and dated February 6, 2004 included in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, and incorporated in this prospectus supplement by reference, state that they did not audit and they do not express an opinion on those interim financial statements. Accordingly, the degree of reliance on their reports on such financial statements should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on the unaudited interim financial statements because each report is not a “report” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

          The historical consolidated financial statements of TXU Gas and subsidiaries as of December 31, 2003 and 2002 and for the three years ended December 31, 2003, which have been included in our current report on Form 8-K filed with the SEC on July 7, 2004 and incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs related to the adoption of Statement of Financial Accounting Standards No. 142 and 145), and have been so incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

          With respect to the unaudited condensed consolidated interim financial statements of TXU Gas and subsidiaries as of June 30, 2004 and March 31, 2004 and for the three-and six-month periods ended June 30, 2004 and 2003, and the three-month periods ended March 31, 2004 and 2003, incorporated by reference in this prospectus supplement, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with professional standards of the Public Company Accounting Oversight Board (United States) for a review of such financial statements. However, as stated in their separate reports, included in the unaudited condensed consolidated interim financial statements of TXU Gas and subsidiaries as of June 30, 2004 and March 31, 2004 and for the three-month and six-month periods ended June 30, 2004 and 2003, and for the three-month periods ended March 31, 2004 and 2003, which are included in our current reports on Form 8-K filed with the SEC on July 7, 2004 and August 31, 2004, respectively, and incorporated in this prospectus supplement by reference, they did not audit and they do not express an opinion on those interim financial statements. Accordingly, the degree of reliance on their reports on such financial statements should be restricted considering the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on the unaudited interim financial statements because each report is not a “report” or a “part” of the registration statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

PROSPECTUS

Atmos Energy Corporation

By this prospectus, we offer up to

$2,200,000,000

of debt securities and common stock

          We will provide specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. You should read this prospectus and the prospectus supplement carefully before you invest.

          Investing in these securities involves risks that are described in the “Risk Factors” section beginning on page 1 of this prospectus.

          Our common stock is listed on the New York Stock Exchange under the symbol “ATO.”

          The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 15, 2004

          We have not authorized any other person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus or in any of the documents that are incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, as well as the information contained in any document incorporated by reference, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies.

Cautionary Statement Regarding Forward-Looking Statements	ii
Risk Factors	1
Atmos Energy Corporation	5
Securities We May Offer	7
Use of Proceeds	7
Ratio of Earnings to Fixed Charges	8
The TXU Gas Acquisition	8
Description of Debt Securities	12
Description of Common Stock	27
Plan of Distribution	31
Legal Matters	32
Experts	32
Where You Can Find More Information	33
Incorporation of Certain Documents by Reference	33

          The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about, and observe, any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

          The terms “we,” “our,” “us” and “Atmos” refer to Atmos Energy Corporation and its subsidiaries unless the context suggests otherwise. The term “you‘ refers to a prospective investor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

          Statements contained or incorporated by reference in this prospectus that are not statements of historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933. Forward-looking statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future results and are not statements of fact, actual results may differ materially from those stated. Important factors that could cause future results to differ include, but are not limited to:

•	successful completion, financing and integration of our pending acquisition of the operations of TXU Gas Company and other acquisitions we have made or may make in the future;

•	adverse weather conditions, such as warmer-than-normal weather in our utility service territories or colder-than-normal weather that could adversely affect our natural gas marketing activities;

•	national, regional and local economic conditions;

•	increased competition from other energy suppliers and alternative forms of energy;

•	regulatory trends and decisions, including deregulation initiatives and the impact of rate proceedings before various state regulatory commissions;

•	changes in the availability and prices of natural gas, including the volatility of natural gas prices;

•	effects of inflation;

•	market risks beyond our control affecting our risk management activities, including market liquidity, commodity price volatility and counterparty creditworthiness;

•	our ability to continue to access the capital markets; and

•	other factors discussed in this prospectus and our other filings with the SEC.

          All of these factors are difficult to predict and many are beyond our control. Accordingly, while we believe these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. When used in our documents or oral presentations, the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “projection,” “seek,” “strategy” or similar words are intended to identify forward-looking statements. We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

          For further factors you should consider, please refer to the “Risk Factors” section beginning on page 1 of this prospectus and the Management’s Discussion and Analysis of Financial Condition and Results of Operations section in our annual report on Form 10-K for the year ended September 30, 2003 and in our quarterly reports on Form 10-Q for the quarterly periods ended December 31, 2003, March 31, 2004 and June 30, 2004.

ii

RISK FACTORS

          You should consider carefully all of the information that is included or incorporated by reference in this prospectus before investing in our debt securities or our common stock. In particular, you should evaluate the uncertainties and risks referred to or described below, which may adversely affect our business, financial condition or results of operations. Additional uncertainties and risks that are not presently known to us or that we currently deem immaterial, including those associated with the TXU Gas acquisition, may also adversely affect our business, financial condition or results of operations.

Factors Affecting Our Company and Our Industry

          The factors affecting our company and our industry that could impact our business, financial condition or results of operations include those factors described in this prospectus and in the information incorporated by reference in this prospectus. In particular, please refer to “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that May Affect Our Future Performance” in our annual report on Form 10-K for the year ended September 30, 2003, which is incorporated by reference in this prospectus, and those factors listed in this prospectus in “Cautionary Statement Regarding Forward-Looking Statements” for a discussion of some of the factors that could affect our future operations or performance.

Risks Relating to the TXU Gas Acquisition

          On June 17, 2004, we entered into a definitive agreement with TXU Gas Company to acquire the natural gas distribution and pipeline operations of TXU Gas. The purchase price, excluding transaction costs, for the acquisition is $1.925 billion, which is payable in cash. In July 2004, we received approximately $235.8 million in net proceeds from an offering of common stock, which we expect to use to finance a portion of the acquisition. We intend to finance the approximately $1.7 billion balance of the purchase price under a bridge financing facility. For more detailed information regarding the TXU Gas acquisition and the financing, see “The TXU Gas Acquisition.” In addition to the factors affecting our company and our industry, the risks outlined below relating to the TXU Gas acquisition and the operations of TXU Gas could also adversely affect our business, financial condition or results of operations.

Our completion of the TXU Gas acquisition depends upon the receipt of financing under the proposed bridge financing facility whose terms and conditions are not fully negotiated.

          We have received a commitment from a financial institution to provide the financing required for the TXU Gas acquisition through the bridge financing facility. Although we believe the terms of the commitment are suitable for our financing requirements in connection with the TXU Gas acquisition, we still must negotiate the final terms and the definitive documentation for the bridge financing facility. The pricing anticipated for the bridge financing facility would increase if the bridge financing facility cannot be syndicated on the terms contemplated by the commitment letter. Additionally, other terms and conditions of the bridge financing facility may not be as currently anticipated. Our obligations under the agreement for the TXU Gas acquisition are not conditioned upon our entering into the bridge financing facility on particular terms or completing the financing under the bridge financing facility. If we fail to enter into the bridge financing facility or it does not close, we would be required to seek alternative sources of financing for the TXU Gas acquisition. For regulatory and other reasons, we may not be successful in obtaining alternative financing on reasonable terms, if at all. If we could not obtain alternative sources of financing, we would be unable to complete the TXU Gas acquisition and would breach our obligations under the acquisition agreement.

We may not be able to refinance the bridge financing facility when required or on reasonable terms.

          The bridge financing facility will be limited to a term of 364 days from the closing of the TXU Gas acquisition. As a result, we will be required to find long-term financing to refinance the bridge financing facility prior to its maturity. We intend to refinance the bridge financing facility with the proceeds we receive from long-term debt and common equity financings. There can be no assurance that we will be able to issue long-term debt or common stock on reasonable terms, if at all. If we fail to refinance the bridge financing facility by the time it becomes due, it would be an event of default under the terms of the bridge financing facility that could result in the acceleration of the repayment of our other indebtedness and force us, at significant expense, to refinance all or a portion of our indebtedness or sell a portion of our business to repay our indebtedness.

          In addition, holders of about 2.4 million shares of our common stock have registration rights that require us to register their shares for sale. This may restrict our ability to raise capital through the issuance of common stock. Moreover, depending on future market conditions, sales of additional common stock could be dilutive to our shareholders.

Our indebtedness and leverage will increase materially with the TXU Gas acquisition.

          Assuming completion of the TXU Gas acquisition and the related financing, we will incur at least $1.7 billion of short-term debt through the bridge financing facility. On a pro forma basis, this would have increased our total debt, as of June 30, 2004, from $869.2 million to $2.6 billion and increased our ratio of total debt to capitalization (including short-term debt and current maturities of long-term debt), as of June 30, 2004, from 48.4% to 68.8%, after giving effect to the acquisition and the bridge financing but not to our intention to refinance a portion of the bridge financing facility with additional common equity financings. This ratio could be greater depending on our working capital requirements during the upcoming winter heating season as we may make additional short-term borrowings to fund natural gas purchases. This increase could limit our flexibility in planning for, or reacting to, changes in our business or economic conditions. This increase may also result in a decline in our credit ratings. A decline in our ratings would increase our cost of capital and could limit our access to the credit markets. It could also increase the cost or reduce the extent of our commodity hedging activities.

          Following our announcement of the proposed TXU Gas acquisition, all three credit rating agencies that rate our debt securities, Standard & Poor’s Ratings Services, Moody’s Investors Service and Fitch, Inc., placed our long-term debt ratings on “credit watch” for a potential credit rating downgrade. Standard & Poor’s and Moody’s also placed our commercial paper ratings on credit watch. We have conducted discussions with all three rating agencies with respect to their review of our ratings. Based on these discussions, we expect that Standard & Poor’s and Fitch will complete their ratings review at or prior to the closing of the TXU Gas acquisition. There can be no assurance that Standard & Poor’s and Fitch will maintain investment grade ratings for our long-term debt. If we were to lose our investment-grade rating, the commercial paper markets and the commodity derivatives markets could become unavailable to us. This would increase our borrowing costs for working capital and the anticipated costs of our bridge financing facility. In addition, the borrowing capacity of our gas marketing affiliate would be reduced. On August 6, 2004, Moody’s announced that it expects our ratings will remain investment grade, with our long-term debt rating likely to fall from a rating of “A3” to “Baa3” when it completes its ratings review. In that event, Moody’s is likely to lower our “P-2” commercial paper rating. If our commercial paper rating is lowered, it would increase the cost of the financing for the TXU Gas acquisition under the bridge financing facility, and it would increase the cost of commercial paper financing and could reduce or eliminate our ability to access the commercial paper markets. If we are unable to issue commercial paper, we will borrow under our $350.0 million and $18.0 million bank credit facilities to meet our working capital needs. This would increase the cost of our working capital financing.

We may not be able to implement the TXU Gas acquisition successfully.

          The TXU Gas acquisition is larger than any of the nine other acquisitions we have made since 1986. In addition to operating the TXU Gas distribution system as our largest division, we will manage pipeline operations on a scale greater than in the past. As a consequence, we may experience the need for additional management attention and resources or unanticipated challenges or delays in integrating the TXU Gas operations into our business. In addition, employees important to the TXU Gas operations we are acquiring may decide not to continue employment with us. If these events occur, the acquired operations may not achieve the results or otherwise perform as expected.

The TXU Gas operations are subject to their own risks, which we may not be able to manage successfully.

          The financial results of the TXU Gas operations we are acquiring are subject to many of the same factors that affect our financial condition and results of operations, including weather sensitivity, extensive federal, state and local regulation, increasing gas costs, competition, market risks and national, regional and local economic conditions.

          In addition, the TXU Gas distribution operations we are acquiring do not have weather-normalized rates. This means we would not be able to increase customers’ bills to offset lower gas usage when the weather is warmer than normal. As a result, the financial results for the TXU Gas operations we are acquiring may be adversely affected in the event of a warmer than normal heating season unless we are able to obtain weather-normalization adjustments from the Texas regulatory authorities.

          The TXU Gas transmission operations we are acquiring include interconnected natural gas transmission lines, underground storage reservoirs, compressor stations and related properties within Texas. The operation of these transmission facilities also involves risks. These include the possibility of breakdown or failure of equipment or pipelines, the impact of unusual or adverse weather conditions or other natural events and the risk of performance below expected levels of throughput or efficiency. Breakdown or reduced performance of a transmission facility may prevent the facility from performing under applicable sales agreements which, in certain situations, could result in termination of those agreements or incurring a liability for liquidated damages. Insurance, warranties, indemnities or performance guarantees may not cover any or all of the liquidated damages, lost revenues or increased expenses associated with a breakdown or reduction in performance of a transmission facility. If we are unsuccessful in managing these risks, our business, financial condition and results of operations could be adversely affected.

Our failure to complete the TXU Gas acquisition could adversely affect our financial condition.

          The consummation of the TXU Gas acquisition depends on several factors, some of which are outside our control. For example, the acquisition and the bridge financing facility require the approval of regulatory authorities in three of the states in which we operate. Although we have received two of the three required state regulatory approvals, one approval is still pending. Under the terms of the acquisition agreement, if we are unable to obtain all of the required approvals by December 31, 2004, TXU Gas will have the right to terminate the acquisition agreement and require us to pay $15 million in satisfaction of our obligations under the acquisition agreement.

We have only limited recourse under the acquisition agreement for losses relating to the TXU Gas acquisition.

          The diligence conducted in connection with the TXU Gas acquisition and the indemnification provided in the acquisition agreement may not be sufficient to protect us from, or compensate us for, all losses resulting from the acquisition or TXU Gas’s prior operations. For example, under the terms of the acquisition agreement, the first $15 million of many indemnifiable losses are to be borne by us, and the agreement provides for sharing of losses with respect to unknown environmental matters that may affect the assets we are acquiring after we have borne $10 million in costs relating to such matters. In addition, under the terms of the acquisition agreement, the maximum aggregate amount of such losses for which TXU Gas will indemnify us is approximately $192.5 million. A material loss associated with the TXU Gas acquisition for which there is not adequate indemnification could negatively affect our results of operations, our financial condition and our reputation in the industry and reduce the anticipated benefits of the acquisition.

There may be other risks or costs resulting from the TXU Gas acquisition that are not known to us.

          We may not be aware of all of the risks associated with the TXU Gas acquisition. Any discovery of adverse information concerning the assets that we are acquiring after the closing of the acquisition could be material and, in many cases, would be subject to only limited rights of recovery. In addition, following completion of the TXU Gas acquisition, we will likely have to make capital expenditures, which may be significant, but which amount has not been fixed, to enhance or integrate the assets and operations we acquire.

ATMOS ENERGY CORPORATION

          Atmos Energy Corporation and its subsidiaries are engaged primarily in the natural gas utility business as well as other natural gas nonutility businesses. We distribute natural gas through sales and transportation arrangements to approximately 1.7 million residential, commercial, public authority and industrial customers through our six regulated utility divisions, which cover service areas located in 12 states. Our primary service areas are located in Colorado, Kansas, Kentucky, Louisiana, Mississippi, Tennessee and Texas. We have more limited service areas in Georgia, Illinois, Iowa, Missouri and Virginia. In addition, we transport natural gas for others through our distribution system.

          Through our nonutility businesses, we provide natural gas management and marketing services to municipalities, other local gas distribution companies and industrial customers in 18 states. We own or hold an interest in natural gas storage fields in Kentucky, Louisiana and Mississippi that we use to supply natural gas to our customers. We market natural gas to industrial and agricultural customers primarily in West Texas and to industrial customers in Louisiana. We also construct electric power generating plants and associated facilities for municipalities and industrial customers to meet their peak-load demands.

          Our operations are divided into three segments:

•	the utility segment, which includes our related natural gas distribution and sales operations;

•	the natural gas marketing segment, which includes a variety of natural gas management services; and

•	our other nonutility segment, which includes our storage services and our electric power generating plant construction services.

          Our overall strategy is to:

•	continue our growth through completing and integrating the acquisition of the operations of TXU Gas Company, described under the caption “The TXU Gas Acquisition”;

•	improve the quality and consistency of earnings growth, while operating our natural gas utility and nonutility businesses exceptionally well; and

•	enhance and strengthen a culture built on our core values.

          Over the last five years, we have grown through several acquisitions, including our acquisition in April 2001 of the remaining 55% interest in Atmos Energy Marketing, LLC (formerly Woodward Marketing, L.L.C.) that we did not already own, our acquisition in July 2001 of the assets of Louisiana Gas Service Company and our acquisition in December 2002 of Mississippi Valley Gas Company.

          We have experienced 20 consecutive years of increasing dividends and consistent earnings growth after giving effect to our acquisitions. We have achieved this record of growth while operating our utility operations efficiently by managing our operating and maintenance expenses, leveraging our technology, such as our 24-hour call center, to achieve more efficient operations, focusing on regulatory rate proceedings to increase revenue as our costs increased, and mitigating weather-related risks through weather-normalized rates in many of our service areas. Additionally, we have strengthened our nonutility business by ceasing speculative trading activities and actively pursuing opportunities to increase the amount of storage available to us.

          Our core values include focusing on our employees and customers while conducting our business with honesty and integrity. We are strengthening our culture through ongoing communication with our employees and enhanced employee training.

          Our address is 1800 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, Texas 75240, and our telephone number is (972) 934-9227.

The TXU Gas Acquisition

          On June 17, 2004, our wholly owned subsidiary, LSG Acquisition Corporation, entered into a definitive agreement with TXU Gas Company to acquire the natural gas distribution and pipeline operations of TXU Gas.

          The TXU Gas operations we are acquiring are regulated businesses engaged in the purchase, transmission, storage, distribution and sale of natural gas in the north-central, eastern and western parts of Texas. TXU Gas provides gas distribution services to over 1.4 million residential and business customers in Texas, including the Dallas/ Fort Worth metropolitan area. TXU Gas owns and operates a system consisting of 6,162 miles of gas transmission and gathering lines and five underground storage reservoirs, all within Texas. The acquisition would increase the number of customers we serve in our distribution business to over 3.1 million and make us one of the largest publicly-traded companies in the United States whose primary business is the transmission and distribution of natural gas and the provision of related services. It would also make us one of the largest intrastate pipeline operators in Texas.

          The purchase price, excluding transaction costs, for the acquisition is $1.925 billion, which is payable in cash. The price is subject to adjustment if at the time of closing the working capital of TXU Gas is less or more than approximately $121 million. The price is also subject to increase by the amount of any capital expenditures made by TXU Gas prior to closing that exceed its budgeted amounts. We are not assuming any indebtedness in the transaction. TXU Gas has agreed to repay or redeem all of its existing indebtedness and its preferred stock and to retain or pay certain other liabilities under the terms of the acquisition agreement.

          We have received a commitment from Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Capital Corporation to provide a senior unsecured credit facility in the amount of $1.925 billion to finance, or backstop the issuance of commercial paper to finance, this acquisition. We refer to this credit facility as the bridge financing facility. The commitment is subject to the absence of a material adverse effect on our business and assets (after giving effect to the acquisition), the absence of any new adverse information that would materially impair the syndication of the bridge financing facility and other specified conditions. The bridge financing facility would mature 364 days after the closing date of the acquisition. The terms of the facility provide that the amount of the bridge financing facility will be reduced to the extent we obtain acquisition financing prior to the closing of the acquisition. In July 2004, we sold 9,939,393 shares of our common stock, which generated net proceeds of approximately $235.8 million that will be used to reduce the amount we intend to borrow under the bridge financing facility. Pending the consummation of the TXU Gas acquisition, we will invest the net proceeds of the offering in short-term cash equivalent investments. We intend to seek long-term debt and additional common equity financings to refinance the bridge financing facility.

          We expect the acquisition to close in the fourth quarter of calendar year 2004. The waiting period under the Hart-Scott-Rodino Act has expired, and two of the three required state regulatory approvals have been obtained.

          In this prospectus, we refer to TXU Gas Company as TXU Gas and our acquisition of the operations of TXU Gas as the TXU Gas acquisition. For more information on the terms of the TXU Gas acquisition and the bridge financing facility, see “THE TXU GAS ACQUISITION — Description of the TXU Gas Acquisition” and “THE TXU GAS ACQUISITION — Financing for the Acquisition.” For more information on the operations of TXU Gas, see “THE TXU GAS ACQUISITION — TXU Gas Company.”

SECURITIES WE MAY OFFER

Types of Securities

          The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities, which we may issue in one or more series; and

•	common stock.

          The aggregate initial offering price of all securities sold will not exceed $2,200,000,000. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to purchasers. The offer and sale of securities by this prospectus is subject to receipt of satisfactory regulatory approvals in five states, two of which have already been received.

Prospectus Supplements

          This prospectus provides you with a general description of the debt securities and common stock we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add to or change information contained in this prospectus. In that case, the prospectus supplement should be read as superseding this prospectus.

          In each prospectus supplement, which will be attached to the front of this prospectus, we will include the following information:

•	the type and amount of securities which we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;

•	the compensation, if any, of those underwriters, agents or dealers;

•	if applicable, information about the securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	material United States federal income tax considerations applicable to the securities, where necessary; and

•	any other material information about the offering and sale of the securities.

          For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part. You should also read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

USE OF PROCEEDS

          Except as may otherwise be stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities that we may offer and sell from time to time by this prospectus:

•	to refinance the bridge financing facility;

•	for general corporate and working capital purposes;

•	repaying existing indebtedness, including our outstanding debt securities; and

•	acquiring companies in businesses related to ours.

RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended
	June 30,	Year ended September 30,

	2004	2003	2002	2001	2000	1999

Ratio	3.79	2.85	2.46	2.48	2.20	1.53

          For purposes of computing the ratio of earnings to fixed charges, earnings consists of the sum of our pretax income from continuing operations and fixed charges. Fixed charges consist of interest expense, amortization of debt discount, premium and expense, capitalized interest and a portion of lease payments considered to represent an interest factor.

THE TXU GAS ACQUISITION

Description of the TXU Gas Acquisition

          On June 17, 2004, our wholly owned subsidiary, LSG Acquisition Corporation, entered into a definitive agreement with TXU Gas Company to acquire substantially all of its operations. TXU Gas is a subsidiary of TXU Corp., a public company. The following is a summary of the material provisions of the agreement. This summary is qualified in its entirety by reference to the agreement, which is included as an exhibit to our current report on Form 8-K, filed with the SEC on July 7, 2004, and incorporated by reference in this prospectus. See “Incorporation by Reference.”

          Principal Terms. The agreement provides for the acquisition of the natural gas distribution and pipeline operations of TXU Gas and the assumption of certain liabilities related to those operations. Although the TXU Gas acquisition is structured as a merger between LSG Acquisition and TXU Gas, TXU Gas will, following the merger, be a surviving entity and remain a subsidiary of TXU Corp. Accordingly, we will treat the TXU Gas acquisition as an asset acquisition for accounting purposes. The purchase price, excluding transaction costs, for the acquisition is $1.925 billion, which is payable in cash. The price is subject to a decrease or increase if at the time of closing the working capital of TXU Gas, as defined in the acquisition agreement, is less or more than approximately $121 million. The purchase price is also subject to increase by the amount of any capital expenditures made by TXU Gas prior to closing that exceed its budgeted amounts. We are not assuming any indebtedness of TXU Gas in connection with the acquisition. Under the terms of the agreement, TXU Gas has agreed to repay or redeem all of its existing indebtedness and its preferred stock. We have guaranteed our subsidiary’s obligations under the agreement and expect to merge our subsidiary into us immediately after the closing. TXU Corp. will provide a guarantee of TXU Gas’s payment obligations under the acquisition agreement at the time of the closing.

          Representations and Warranties. TXU Gas has made representations and warranties as to its historical financial statements, material liabilities, operation in the ordinary course and absence of any material adverse change in its assets or business. It has also provided a representation and warranty as to the compliance of its prior SEC filings with the applicable SEC requirements. Other representations and warranties address its permits, title to assets, material contracts, environmental matters, regulatory matters, labor matters, benefits matters, tax matters, insurance matters, transactions with affiliates and other matters.

          Indemnification. TXU Gas has agreed to indemnify us against a breach of specified representations and warranties for a period of 15 months after closing for aggregate losses that exceed $15 million. However, TXU Gas has also agreed to retain all liabilities relating to pre-closing tax and employee matters, environmental liabilities that are related to its former manufactured gas plants, which we are not acquiring, or that are not related to the assets we are acquiring. The indemnity from TXU Gas relating to these retained liabilities is without limit as to time or amount. In addition, for three years after the closing, we have agreed to share any environmental liabilities associated with the assets acquired that are not disclosed in the acquisition agreement. In this regard, TXU Gas will indemnify us against environmental liabilities involving at least $1 million once these liabilities exceed $10 million in the aggregate and TXU Gas will pay 50% of the amount of these liabilities between $10 million and $20 million and 100% of these liabilities thereafter. The maximum aggregate indemnity payable by TXU Gas on account of these representations and warranties or environmental liabilities associated with the assets being acquired is approximately $192.5 million.

          Employees. We have agreed to offer to employ all employees of TXU Gas as of the closing of the acquisition, including a limited number of employees transferred to TXU Gas prior to the closing who are involved in the TXU Gas operations we are acquiring. The initial positions and base salaries of the TXU Gas employees who accept employment with us will be comparable to the positions and base salaries held by them immediately prior to the closing of the TXU Gas acquisition, and we have agreed that the employees’ base salaries will not be reduced for at least one year after the closing of the TXU Gas acquisition. The other terms of employment and employee benefit plans applicable for the TXU Gas employees that accept employment with us will be generally comparable to our similarly situated non-union gas utility employees. Although we are not assuming the existing employee benefit liabilities or plans of TXU Gas, we have agreed to give the TXU Gas employees credit for years of TXU Gas service for specified purposes under our benefit plans, except for eligibility and benefit accruals for retiree medical benefits. We are discussing with TXU Gas whether it will transfer to us sufficient plan assets to permit us to agree to provide these past service credits for retiree medical benefits.

          Regulatory Approvals. The agreement contains customary closing conditions, including the absence of a material adverse effect on the assets or business of TXU Gas. In addition, our obligation to close is subject to our receipt of satisfactory regulatory approvals in Virginia, Missouri and Iowa and the absence of pending or threatened actions or proceedings by specified regulatory authorities in Texas that would materially and adversely affect our ability to conduct the acquired operations in all material respects as now conducted by TXU Gas. The Virginia State Corporation Commission issued an order on August 6, 2004 approving the short-term debt financing for the acquisition, and the Iowa Utilities Board granted our request for a waiver of the filing requirements relating to acquisitions under applicable Iowa state statutes on August 12, 2004. Regulatory approval from the state regulatory commission in Missouri is pending.

          Termination of the Agreement. Both parties must use their reasonable efforts to take the actions required to consummate the acquisition as contemplated by the agreement. However, we are not required to agree to any material burden in order to obtain any required regulatory consent or approval. If we have not obtained our three state regulatory approvals by December 31, 2004 and the other conditions to closing have been satisfied, TXU Gas may terminate the agreement and require us to pay $15 million in full satisfaction of our obligations under the agreement. In addition, we or TXU Gas may terminate the agreement if the applicable closing conditions are not satisfied or waived by December 31, 2004. The closing date may be extended for up to 90 days to the extent required for TXU Gas to repair any material casualty loss before closing.

          Transition Services. At closing, TXU Gas and some of its affiliates will enter into transition service agreements with us to provide call center, meter reading, customer billing, collections, information reporting, software, accounting, administrative and other services traditionally provided to TXU Gas. The initial term of each of these agreements is for one year from closing. During the initial term, any particular service may be terminated on 90 days’ notice and, after the initial term, the agreements continue on a month to month basis and are terminable on 30 days’ notice. The agreements require us to pay the service providers’ costs for the services.

          Closing. We expect to close the TXU Gas acquisition during the fourth quarter of calendar year 2004.

TXU Gas Company

          The TXU Gas operations we are acquiring are regulated businesses engaged in the purchase, transmission, storage, distribution and sale of natural gas in the north-central, eastern and western parts of Texas.

          TXU Gas provides gas distribution service through 26,431 miles of distribution mains. TXU Gas purchases, distributes and sells natural gas to over 1.4 million residential and business customers in approximately 550 cities and towns, including the 11-county Dallas/ Fort Worth metropolitan area. The distribution service rates that TXU Gas charges its residential and business customers have been generally established by the municipal governments of the cities and towns served, with the Texas Railroad Commission having appellate, or in some instances, primary jurisdiction. The majority of TXU Gas’s residential and business customers use natural gas for heating, and their needs are directly affected by the mildness or severity of the heating season.

          TXU Gas owns and operates interconnected natural gas transmission lines, five underground storage reservoirs (including a salt dome facility), 20 compressor stations and related properties, all within Texas. With a system consisting of 6,162 miles of transmission and gathering lines, TXU Gas is one of the largest intrastate pipeline operators in Texas. Through these facilities, it transports natural gas to its distribution system and other customers.

          The gas distribution and transmission lines of TXU Gas have been constructed over lands of others pursuant to easements or along public highways, streets and rights-of-way as permitted by law.

          TXU Gas is wholly intrastate in character and performs distribution utility operations and pipeline transportation services in the State of Texas subject to regulation by municipalities in Texas and the Texas Railroad Commission. TXU Gas owns no certificated interstate transmission facilities subject to the jurisdiction of the Federal Energy Regulatory Commission (known as the FERC) under the Natural Gas Act, has no sales for resale under the rate jurisdiction of the FERC and does not perform any transportation service that is subject to FERC jurisdiction under the Natural Gas Act.

          In May 2003, TXU Gas filed, for the first time, a system-wide rate case for its distribution and pipeline operations. The case was filed in all incorporated cities served by the distribution operations, and at the Texas Railroad Commission for the pipeline business and for unincorporated areas served by the distribution operations. All of the cities took action on the case, and TXU Gas appealed their actions to the Texas Railroad Commission. Although significant portions of the relief requested by TXU Gas were denied, on May 25, 2004, the Texas Railroad Commission ruled that TXU Gas could increase its charges to its pipeline and distribution customers by approximately $11.7 million per year.

          For more information on TXU Gas, please see the historical consolidated financial statements and related notes of TXU Gas for the years ended December 31, 2003, 2002 and 2001 and for the quarterly period ended March 31, 2004, which are included in our current report on Form 8-K filed with the SEC on July 7, 2004 and incorporated by reference in this prospectus, and the historical consolidated financial statements and related notes of TXU Gas for the quarterly period ended June 30, 2004, which are included in our current report on Form 8-K filed with the SEC on August 31, 2004 and incorporated by reference in this prospectus. Please note that the historical consolidated financial statements for TXU Gas included in our current reports on Form 8-K reflect the entire assets and operations of TXU Gas. However, under the terms of the TXU Gas acquisition, we are only acquiring the natural gas distribution and pipeline operations of TXU Gas. For more information on the operations of TXU Gas we are acquiring, see the unaudited pro forma combined financial information and related notes referred to below and incorporated by reference in this prospectus. See “Incorporation by Reference.”

          For more information on the effect of the TXU Gas acquisition, please see the unaudited pro forma combined financial information and related notes included in our current report on Form 8-K filed with the SEC on August 31, 2004 and incorporated by reference in this prospectus. The unaudited pro forma combined financial information presents our unaudited pro forma balance sheet as of June 30, 2004 and our unaudited pro forma combined statement of income for the nine months ended June 30, 2004 and the twelve months ended September 30, 2003, giving effect to the TXU Gas acquisition and entering into the related bridge financing facility and the application of the net proceeds of approximately $235.8 million from our recent offering of our common stock towards the purchase price of the TXU Gas acquisition. See “Incorporation by Reference.”

Financing for the Acquisition

          We have received a commitment from Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Capital Corporation to provide a senior unsecured credit facility in the amount of $1.925 billion to finance, or backstop the issuance of commercial paper to finance, the TXU Gas acquisition. The following is a brief summary of the material terms of the commitment letter. This summary is qualified in its entirety by reference to the commitment letter, which is filed as an exhibit to our current report on Form 8-K, filed with the SEC on July 7, 2004, and incorporated by reference in this prospectus. See “Incorporation by Reference.”

          The commitment is subject to the absence of a material adverse effect on our business and assets after giving effect to the acquisition, the absence of any new adverse information affecting us, TXU Gas or the TXU Gas acquisition that would materially impair the syndication of the bridge financing facility and other specified conditions. The commitment does not contain other conditions relative to diligence or market conditions.

          The bridge financing facility provided for by the commitment would be available at the time of the closing of the TXU Gas acquisition upon satisfaction of its conditions. The amount of the bridge financing facility will be reduced to the extent we obtain acquisition financing prior to the closing of the TXU Gas acquisition. In July 2004, we sold 9,939,393 common shares, which generated net proceeds of approximately $235.8 million, that will be used to reduce the amount we intend to borrow under the bridge financing facility. The bridge financing facility would mature 364 days after the closing date of the acquisition. We would be required to reduce the indebtedness outstanding under the bridge financing facility to the extent of the net cash proceeds from the sales of debt and equity securities after the closing of the acquisition, with exceptions for sales of commercial paper, purchase money financings and other sales to be agreed upon. Availability under the bridge financing facility would expire on December 31, 2004, unless the date for closing of the acquisition is extended under the merger agreement to allow TXU Gas to repair any casualty.

          We will seek to fund the acquisition through a combination of direct borrowings under the bridge financing facility and commercial paper borrowings, for which the bridge financing facility would serve as a backup liquidity facility. However, depending on the results of the pending reviews by various credit rating agencies of the credit ratings for our debt securities, the commercial paper markets could become unavailable to us. To the extent we are able to access the commercial paper markets, the rate for commercial paper borrowings will likely be higher. In addition, the pricing for direct borrowings under the bridge financing facility will be tied to our credit ratings at the time of any borrowings. Under the bridge financing facility, in addition to any commitment and utilization fees, the pricing for funding to which LIBOR is applicable could range from 0.625% per year over LIBOR at our current ratings level to 1.25% per year over LIBOR at the lowest investment-grade rating. In the absence of an investment-grade credit rating, the pricing would be 1.75% per year over LIBOR.

          Other conditions to the availability under the bridge financing facility include the negotiation of reasonably satisfactory definitive financing documentation. Like our existing commercial paper facility, the bridge financing facility would require compliance with a maximum ratio of debt to capitalization, which may be higher than the ratio specified in our existing commercial paper facility, and continued compliance with specified affirmative and negative covenants.

          We intend to seek long-term debt and additional common equity financings to refinance the bridge financing facility before its maturity. We have hedged the Treasury yield component for $675 million of this future long-term debt financing.

DESCRIPTION OF DEBT SECURITIES

          We may issue debt securities from time to time in one or more distinct series. This section summarizes the material terms of the debt securities that we anticipate will be common to all series. Most of the financial and other terms of any series of debt securities that we offer and any differences from the common terms will be described in the prospectus supplement to be attached to the front of this prospectus.

          As required by U.S. federal law for all bonds and notes of companies that are publicly offered, a document called an “indenture” will govern any debt securities that we issue. An indenture is a contract between us and a financial institution acting as trustee on your behalf. We have entered into an indenture with SunTrust Bank, which acts as trustee, relating to the debt securities that are offered by this prospectus. The indenture is subject to the Trust Indenture Act of 1939. The trustee has the following two main roles:

•	the trustee can enforce your rights against us if we default; there are some limitations on the extent to which the trustee acts on your behalf, which are described later in this prospectus; and

•	the trustee will perform certain administrative duties for us, which include sending you interest payments and notices.

          As this section is a summary of the material terms of the debt securities being offered by this prospectus, it does not describe every aspect of the debt securities. We urge you to read the indenture and the other documents we file with the SEC relating to the debt securities because the indenture and those other documents, and not this description, will define your rights as a holder of our debt securities. We have filed the indenture as an exhibit to the registration statement that we have filed with the SEC, and we will file any such other document as an exhibit to an annual, quarterly or other report that we file with the SEC. See “Where You Can Find More Information,” for information on how to obtain copies of the indenture and any such other document. References to the “indenture” mean the indenture that defines your rights as a holder of debt securities that we have filed as an exhibit to the registration statement relating to this offering or will file as an exhibit to an annual, quarterly or current report that we file with the SEC.

General

          The debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated Indebtedness.

          You should read the prospectus supplement for the following terms of the series of debt securities offered by the prospectus supplement. Our board of directors will establish the following terms before issuance of the series:

•	the title of the debt securities;

•	the aggregate principal amount of the debt securities, the percentage of their principal amount at which the debt securities will be issued, and the date or dates when the principal of the debt securities will be payable or how those dates will be determined;

•	the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined;

•	the date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months;

•	the place or places, if any, other than or in addition to New York City, of payment, transfer or exchange of the debt securities, and where notices or demands to or upon us in respect of the debt securities may be served;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities;

•	whether the amount of payments of principal of, any premium on, or interest on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined;

•	any changes or additions to the events of default or our covenants with respect to the debt securities;

•	if not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined;

•	any changes or additions to the provisions concerning defeasance and covenant defeasance contained in the indenture that will be applicable to the debt securities;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•	if other than the trustee, the name of the paying agent, security registrar or transfer agent for the debt securities;

•	if we do not issue the debt securities in book-entry form only to be held by The Depository Trust Company, as depository, whether we will issue the debt securities in certificated form or the identity of any alternative depository;

•	the person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date;

•	the denomination or denominations in which the debt securities will be issued, if other than denominations of $1,000 or any integral multiples;

•	any provisions requiring us to pay Additional Amounts on the debt securities to any holder who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the Additional Amounts; and

•	any other material terms of the debt securities or the indenture, which may not be consistent with the terms set forth in this prospectus.

          For purposes of this prospectus, any reference to the payment of principal of, any premium on, or interest on the debt securities will include Additional Amounts if required by the terms of the debt securities.

          The indenture does not limit the amount of debt securities that we are authorized to issue from time to time. The indenture also provides that there may be more than one trustee thereunder, each for one or more series of debt securities. If a trustee is acting under the indenture with respect to more than one series of debt securities, the debt securities for which it is acting would be treated as if issued under separate indentures. If there is more than one trustee under the indenture, the powers and trust obligations of each trustee will apply only to the debt securities of the separate series for which it is trustee.

          We may issue debt securities with terms different from those of debt securities already issued. Without the consent of the holders of the outstanding debt securities, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when we created that series.

          There is no requirement that we issue debt securities in the future under the indenture, and we may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.

          We may issue the debt securities as “original issue discount securities,” which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

Holders of Debt Securities

          Book-Entry Holders. We will issue debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in the depository’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

          Under the indenture, we will recognize as a holder only the person in whose name a debt security is registered. Consequently, for debt securities issued in global form, we will recognize only the depository as the holder of the debt securities and we will make all payments on the debt securities to the depository. The depository passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.

          The depository and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

          As a result, you will not own debt securities directly. Instead, you will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depository’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, you will be an indirect holder, and not a holder, of the debt securities.

          Street Name Holders. In the future we may terminate a global security or issue debt securities initially in non-global form. In these cases, you may choose to hold your debt securities in your own name or in “street name.” Debt securities held in street name would be registered in the name of a bank, broker or other financial institution that you choose, and you would hold only a beneficial interest in those debt securities through an account you maintain at that institution.

          For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name you will be an indirect holder, and not a holder, of those debt securities.

          Legal Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to you if you hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether you choose to be an indirect holder of a debt security or have no choice because we are issuing the debt securities only in global form.

          For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture) we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

          When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

          Special Considerations for Indirect Holders. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depository’s rules and procedures will affect these matters.

Global Securities

          What is a Global Security? We will issue each debt security under the indenture in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple debt securities that have different terms and are issued at different times. We call this kind of global security a master global security.

          Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depository. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depository for all debt securities issued in book-entry form.

          A global security may not be transferred to or registered in the name of anyone other than the depository or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depository, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depository or with another institution that does. Thus, if your security is represented by a global security, you will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

          Special Considerations for Global Securities. We do not recognize an indirect holder as a holder of debt securities and instead deal only with the depository that holds the global security. The account rules of your financial institution and of the depository, as well as general laws relating to securities transfers, will govern your rights relating to a global security.

          If we issue debt securities only in the form of a global security, you should be aware of the following:

•	you cannot cause the debt securities to be registered in your name, and cannot obtain non-global certificates for your interest in the debt securities, except in the special situations that we describe below;

•	you will be an indirect holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities, as we describe under “Holders of Debt Securities” above;

•	you may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	you may not be able to pledge your interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depository’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to your interest in a global security. We and the trustee have no responsibility for any aspect of the depository’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depository in any way;

•	DTC requires, and other depositories may require, that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depository’s book-entry system, and through which you hold your interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. Your chain of ownership may contain more than one financial intermediary. We do not monitor and are not responsible for the actions of any of those intermediaries.

          Special Situations When a Global Security Will Be Terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, you will be able to choose whether to hold the debt securities directly or in street name. You must consult your own bank or broker to find out how to have your interests in a global security transferred on termination to your own name, so that you will be a holder. We have described the rights of holders and street name investors above under “Holders of Debt Securities.”

          The special situations for termination of a global security are as follows:

•	if the depository notifies us that it is unwilling, unable or no longer qualified to continue as depository for that global security and we do not appoint another institution to act as depository within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to debt securities represented by that global security and has not been cured or waived; we discuss defaults later under “Events of Default.”

          If a global security is terminated, only the depository, and not we or the trustee, is responsible for deciding the names of the intermediary banks, brokers and other financial institutions in whose names the debt securities represented by the global security are registered, and, therefore, who will be the holders of those debt securities.

Covenants

          This section summarizes the material covenants in the indenture. Please refer to the prospectus supplement for information about any changes to our covenants, including any addition or deletion of a covenant.

          Limitations on Liens. We covenant in the indenture that we will not, and will not permit any of our Restricted Subsidiaries to, create, incur, issue or assume any Indebtedness secured by any Lien on any Principal Property, or on shares of stock or Indebtedness of any Restricted Subsidiary, known as Restricted Securities, without making effective provision for the outstanding debt securities, other than any outstanding debt securities not entitled to this covenant, to be secured by the Lien equally and ratably with, or prior to, the Indebtedness and obligations secured or to be secured thereby for so long as the Indebtedness or obligations are so secured, except that the foregoing restriction does not apply to:

•	any Lien existing on the date of the first issuance of debt securities under the indenture, including the Liens on property or after-acquired property of ours or our Subsidiaries under the Greeley Indenture or the United Cities Indenture, or such other date as may be specified in a prospectus supplement for an applicable series of debt securities;

•	any Lien on any Principal Property or Restricted Securities of any person existing at the time that person is merged or consolidated with or into us or a Restricted Subsidiary, or this person becomes a Restricted Subsidiary, or arising thereafter otherwise than in connection with the borrowing of money arranged thereafter and pursuant to contractual commitments entered into prior to and not in contemplation of the person’s becoming a Restricted Subsidiary;

•	any Lien on any Principal Property existing at the time we or a Restricted Subsidiary acquire the Principal Property, whether or not the Lien is assumed by us or the Restricted Subsidiary, provided that this Lien may not extend to any other Principal Property of ours or any Restricted Subsidiary;

•	any Lien on any Principal Property, including any improvements on an existing Principal Property, of ours or any Restricted Subsidiary, and any Lien on the shares of stock of a Restricted Subsidiary that was formed or is held for the purpose of acquiring and holding the Principal Property, in each case to secure all or any part of the cost of acquisition, development, operation, construction, alteration, repair or improvement of all or any part of the Principal Property, or to secure Indebtedness incurred by us or a Restricted Subsidiary for the purpose of financing all or any part of that cost, provided that the Lien is created prior to, at the time of, or within 12 months after the latest of, the acquisition, completion of construction or improvement or commencement of commercial operation of that Principal Property and, provided further, that the Lien may not extend to any other Principal Property of ours or any Restricted Subsidiary, other than any currently unimproved real property on which the Principal Property has been constructed or developed or the improvement is located;

•	any Lien on any Principal Property or Restricted Securities to secure Indebtedness owed to us or to a Restricted Subsidiary;

•	any Lien in favor of a governmental body to secure advances or other payments under any contract or statute or to secure Indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to the Lien;

•	any Lien created in connection with a project financed with, and created to secure, Non-Recourse Indebtedness;

•	any Lien required to be placed on any of our property or any of the property of our Subsidiaries under the provisions of the Greeley Indenture or the United Cities Indenture;

•	any extension, renewal, substitution or replacement, or successive extensions, renewals, substitutions or replacements, in whole or in part, of any Lien referred to in any of the bullet points above, provided that the Indebtedness secured may not exceed the principal amount of Indebtedness that is secured at the time of the renewal or refunding, and that the renewal or refunding Lien must be limited to all or any part of the same property and improvements, shares of stock or Indebtedness that secured the Lien that was renewed or refunded; or

•	any Lien not permitted above securing Indebtedness that, together with the aggregate outstanding principal amount of other secured Indebtedness that would otherwise be subject to the above restrictions, excluding Indebtedness secured by Liens permitted under the above exceptions, and the Attributable Debt in respect of all Sale and Leaseback Transactions, not including Attributable Debt in respect of any Sale and Leaseback Transactions described in the last two bullet points in the next succeeding paragraph, would not then exceed 15% of our Consolidated Net Tangible Assets.

          Limitation on Sale and Leaseback Transactions. We covenant in the indenture that we will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

•	we or a Restricted Subsidiary would be entitled, without securing the Outstanding Securities, to incur Indebtedness secured by a Lien on the Principal Property that is the subject of the Sale and Leaseback Transaction;

•	the Attributable Debt associated with the Sale and Leaseback Transaction would be in an amount permitted under the last bullet point of the preceding paragraph;

•	the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into the Sale and Leaseback Transaction are used for our business and operations or the business and operations of any Subsidiary; or

•	within 12 months after the sale or transfer, an amount equal to the proceeds received in respect of the Principal Property sold and leased back at the time of entering into the Sale and Leaseback Transaction is applied to the prepayment, other than mandatory prepayment, of any Outstanding Securities or any Funded Indebtedness owed by us or a Restricted Subsidiary, other than Funded Indebtedness that is held by us or any Restricted Subsidiary or our Funded Indebtedness that is subordinate in right of payment to any Outstanding Securities.

          Definitions. Following are definitions of some of the terms used in the covenants described above.

“Attributable Debt” means, as to any lease under which a person is at the time liable for rent, at a date that liability is to be determined, the total net amount of rent required to be paid by that person under the lease during the remaining term, excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents, discounted from the respective due dates thereof at the weighted average of the rates of interest, or Yield to Maturity, in the case of original issue discount securities, borne by the then Outstanding Securities, compounded annually.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests, however designated, in stock issued by a corporation.

“Consolidated Net Tangible Assets” means the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting:

•	all current liabilities, excluding any portion thereof constituting Funded Indebtedness; and

•	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles,

all as set forth on our most recent consolidated balance sheet contained in our latest quarterly or annual report filed with the SEC under the Securities Exchange Act of 1934 and computed in accordance with generally accepted accounting principles.

“Funded Indebtedness” means, as applied to any person, all Indebtedness of the person maturing after, or renewable or extendible at the option of the person beyond, 12 months from the date of determination.

“Greeley Indenture” means the Indenture of Mortgage and Deed of Trust, dated as of March 1, 1957, from Greeley Gas Company to U.S. Bank National Association, formerly The Central Bank and Trust Company, as Trustee, as amended and supplemented through December 1, 1993, the Indenture of Mortgage and Deed of Trust through the Tenth Supplemental Indenture by Atmos to U.S. Bank National Association, formerly The Central Bank and Trust Company, as Trustee, as amended, supplemented or otherwise modified from time to time.

“Indebtedness” means obligations for money borrowed, evidenced by notes, bonds, debentures or other similar evidences of indebtedness.

“Lien” means any lien, mortgage, pledge, encumbrance, charge or security interest securing Indebtedness; provided, however, that the following types of transactions will not be considered, for purposes of this definition, to result in a Lien:

•	any acquisition by us or any Restricted Subsidiary of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas or any other mineral in place or the proceeds of that interest;

•	any conveyance or assignment whereby we or any Restricted Subsidiary conveys or assigns to any person or persons an interest in oil, gas or any other mineral in place or the proceeds of that interest;

•	any Lien upon any property or assets either owned or leased by us or a Restricted Subsidiary or in which we or any Restricted Subsidiary owns an interest that secures for the benefit of the person or persons paying the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of the property or assets, or property or assets with which it is unitized, the payment to the person or persons of our proportionate part or the Restricted Subsidiary’s proportionate part of the development or operating expenses;

•	any hedging arrangements entered into in the ordinary course of business, including any obligation to deliver any mineral, commodity or asset; or

•	any guarantees that we make for the repayment of Indebtedness of any Subsidiary or guarantees by any Subsidiary of the repayment of Indebtedness of any entity, including Indebtedness of Atmos Energy Marketing, LLC (formerly Woodward Marketing, L.L.C.).

“Non-Recourse Indebtedness” means, at any time, Indebtedness incurred after the date of the indenture by us or a Restricted Subsidiary in connection with the acquisition of property or assets by us or a Restricted Subsidiary or the financing of the construction of or improvements on property, whenever acquired, provided that, under the terms of this Indebtedness and under applicable law, the recourse at the time and thereafter of the lenders with respect to this Indebtedness is limited to the property or assets so acquired, or the construction or improvements, including Indebtedness as to which a performance or completion guarantee or similar undertaking was initially applicable to the Indebtedness or the related property or assets if the guarantee or similar undertaking has been satisfied and is no longer in effect. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other person for (a) environmental representations, warranties or indemnities or (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received from secured assets to be paid to the lender, waste and mechanics’ liens or similar matters.

“Principal Property” means any natural gas distribution property located in the United States, except any property that in the opinion of our board of directors is not of material importance to the total business conducted by us and of our consolidated Subsidiaries.

“Restricted Subsidiary” means any Subsidiary the amount of Consolidated Net Tangible Assets of which constitutes more than 10% of the aggregate amount of Consolidated Net Tangible Assets of us and our Subsidiaries.

“Sale and Leaseback Transaction” means any arrangement with any person in which we or any Restricted Subsidiary leases any Principal Property that has been or is to be sold or transferred by us or the Restricted Subsidiary to that person, other than:

•	a lease for a term, including renewals at the option of the lessee, of not more than three years or classified as an operating lease under generally accepted accounting principles;

•	leases between us and a Restricted Subsidiary or between Restricted Subsidiaries; and

•	leases of a Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of the Principal Property.

“Subsidiary” of ours means:

•	a corporation, a majority of whose Capital Stock with rights, under ordinary circumstances, to elect directors is owned, directly or indirectly, at the date of determination, by us, by one or more of our Subsidiaries or by us and one or more of our Subsidiaries; or

•	any other person, other than a corporation, in which at the date of determination we, one or more of our Subsidiaries or we and one or more of our Subsidiaries, directly or indirectly, have at least a majority ownership and power to direct the policies, management and affairs of that person.

“United Cities Indenture” means the Indenture of Mortgage, dated as of July 15, 1959, from United Cities Gas Company to U.S. Bank Trust National Association, formerly First Trust of Illinois, National Association, and M.J. Kruger, as Trustees, as amended, supplemented or otherwise modified from time to time, the Indenture of Mortgage through the Twenty-Second Supplemental Indenture by us to U.S. Bank Trust National Association, formerly First Trust National Association, and Russell C. Bergman, as Trustees, as amended, supplemented, or otherwise modified from time to time.

Consolidation, Merger or Sale of Assets

          Under the terms of the indenture, we are generally permitted to consolidate with or merge into another entity. We are also permitted to sell or transfer our assets substantially as an entirety to another entity. However, we may not take any of these actions unless all of the following conditions are met:

•	the resulting entity must agree to be legally responsible for all our obligations under the debt securities and the indenture;

•	the transaction must not cause a default or an Event of Default;

•	the resulting entity must be organized under the laws of the United States or one of the states or the District of Columbia; and

•	we must deliver an officers’ certificate and legal opinion to the trustee with respect to the transaction.

          In the event that we engage in one of these transactions and comply with the conditions listed above, we would be discharged from all our obligations and covenants under the indenture and all obligations under the Outstanding Securities, with the successor corporation or person succeeding to our obligations and covenants.

          In the event that we engage in one of these transactions, the indenture provides that, if any Principal Property or Restricted Securities would thereupon become subject to any Lien, the debt securities, other than any debt securities not entitled to the benefit of specified covenants, must be secured, as to such Principal Property or Restricted Securities, equally and ratably with, or prior to, the indebtedness or obligations that upon the occurrence of such transaction would become secured by the Lien, unless the Lien could be created under the indenture without equally and ratably securing the debt securities.

Modification or Waiver

          There are two types of changes that we can make to the indenture and the debt securities.

          Changes Requiring Approval. With the approval of the holders of at least a majority in principal amount of all outstanding debt securities of each series affected, we may make any changes, additions or deletions to any provisions of the indenture applicable to the affected series, or modify the rights of the holders of the debt securities of the affected series. However, without the consent of each holder affected, we cannot:

•	change the stated maturity of the principal of, any premium on, or the interest on a debt security;

•	change any of our obligations to pay Additional Amounts;

•	reduce the amount payable upon acceleration of maturity following the default of a debt security whose principal amount payable at stated maturity may be more or less than its principal face amount at original issuance or an original issue discount security;

•	adversely affect any right of repayment at your option;

•	change the place of payment of a debt security;

•	impair your right to sue for payment;

•	adversely affect any right to convert or exchange a debt security;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with any provisions of the indenture or to waive any defaults; or

•	modify any of the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any percentage of consents required to amend the indenture or for any waiver or to add to the provisions that cannot be modified without the approval of each affected holder.

          Changes Not Requiring Approval. The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. Nor do we need any approval to make any change that affects only debt securities to be issued under the indenture after the changes take effect.

          Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default; and

•	for debt securities whose principal amount is not known (for example, because it is based on an index) we will use a special rule for that debt security described in the prospectus supplement.

          Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance and Covenant Defeasance.”

          Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Events of Default

          You will have special rights if an Event of Default occurs as to the debt securities of your series that is not cured, as described later in this subsection. Please refer to the prospectus supplement for information about any changes to the Events of Default or our covenants, including any addition of a covenant or other provision providing event risk or similar protection.

          What is an Event of Default? The term “Event of Default” as to the debt securities of your series means any of the following:

•	we do not pay interest on a debt security of the series within 30 days of its due date;

•	we do not pay the principal of or any premium, if any, on a debt security of the series on its due date;

•	we do not deposit any sinking fund payment when and as due by the terms of any debt securities requiring such payment;

•	we remain in breach of a covenant or agreement in the indenture, other than a covenant or agreement for the benefit of less than all of the holders of the debt securities, for 60 days after we receive written notice stating that we are in breach from the trustee or the holders of at least 25% of the principal amount of the debt securities of the series;

•	we or a Restricted Subsidiary of ours is in default under any matured or accelerated agreement or instrument under which we have outstanding Indebtedness for borrowed money or guarantees, which individually are in excess of $25,000,000, and we have not cured any acceleration within 15 days after we receive notice of this default from the trustee or the holders of at least 25% of the principal amount of the debt securities of the series, unless prior to the entry of judgment for the trustee, we or the Restricted Subsidiary remedy the default or the default is waived by the holders of the indebtedness;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization occur; or

•	any other Event of Default provided for the benefit of debt securities of the series.

          An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

          The trustee may withhold notice to the holders of debt securities of a particular series of any default if it considers its withholding of notice to be in the interest of the holders of that series, except that the trustee may not withhold notice of a default in the payment of the principal of, any premium on, or the interest on the debt securities.

          Remedies if an Event of Default Occurs. If an event of default has occurred and is continuing, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable by notifying us, and the trustee, if the holders give notice, in writing. This is called a declaration of acceleration of maturity.

          If the maturity of any series of debt securities is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration if all events of default other than the non-payment of principal or interest on the debt securities of that series that have become due solely by a declaration of acceleration are cured or waived, and we deposit with the trustee a sufficient sum of money to pay:

•	all overdue interest on outstanding debt securities of that series;

•	all unpaid principal of any outstanding debt securities of that series that has become due otherwise than by a declaration of acceleration, and interest on the unpaid principal;

•	all interest on the overdue interest; and

•	all amounts paid or advanced by the trustee for that series and reasonable compensation of the trustee.

          Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions if the directions conflict with any law or the indenture or expose the trustee to personal liability. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

          Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interest relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an Event of Default has occurred and remains uncured;

•	the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have instituted a proceeding for 60 days after receipt of the above notice and offer of indemnity; and

•	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during the 60-day period.

          However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date without complying with the foregoing.

          Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than the following:

•	the payment of principal, any premium, interest or Additional Amounts on any debt security; or

•	in respect of a covenant that under the indenture cannot be modified or amended without the consent of each holder affected.

          Each year, we will furnish the trustee with a written statement of two of our officers certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default.

          Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration.

Defeasance and Covenant Defeasance

          Unless we provide otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each series of debt securities. In general, we expect these provisions to apply to each debt security that is not a floating rate or indexed debt security.

          Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities, called “full defeasance,” if we put in place the following arrangements for you to be repaid:

•	we must deposit in trust for the benefit of all holders of the debt securities a combination of money and obligations issued or guaranteed by the U.S. government that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•	we must deliver to the trustee a legal opinion confirming that there has been a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds are deposited in trust in exchange for your debt securities, and you would recognize gain or loss on the debt securities at the time of the deposit.

          If we ever did accomplish defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. If we accomplish a defeasance, we would retain only the obligations to register the transfer or exchange of the debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust.

          Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from the restrictive covenants in the indenture discussed above and specified in a prospectus supplement. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and obligations issued or guaranteed by the U.S. government set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and obligations issued or guaranteed by the U.S. government that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due date; and

•	deliver to the trustee a legal opinion of our counsel confirming that, under current federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

          If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred, such as our bankruptcy, and the debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Debt Securities Issued in Non-Global Form

          If the debt securities cease to be issued in global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are integral multiples of $1,000.

          Holders may exchange their debt securities that are not in global form for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

          Holders may exchange or transfer their debt securities at the office of the trustee. We may appoint the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities, or we may appoint another entity to perform these functions or perform them ourselves.

          Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

          If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

          If any debt securities are redeemable and we redeem less than all those debt securities, we may stop the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

          If a debt security is issued as a global security, only the depository will be entitled to transfer and exchange the debt security as described in this section, since it will be the sole holder of the debt security.

Payment Mechanics

          Who Receives Payment? If interest is due on a debt security on an interest payment date, we will pay the interest to the person or entity in whose name the debt security is registered at the close of business on the regular record date, discussed below, relating to the interest payment date. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of the depository.

          Payments on Global Securities. We will make payments on a global security in accordance with the applicable policies of the depository as in effect from time to time. Under those policies, we will pay directly to the depository, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depository and its participants, as described under “What Is a Global Security?”.

          Payments on Non-Global Securities. For a debt security in non-global form, we will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check, at the paying agent described below, against surrender of the debt security. We will make all payments by check in next-day funds; for example, funds that become available on the day after the check is cashed.

          Alternatively, if a non-global security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, we will make payment only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

          Regular Record Dates. We will pay interest to the holders listed in the trustee’s records as the owners of the debt securities at the close of business on a particular day in advance of each interest payment date. We will pay interest to these holders if they are listed as the owner even if they no longer own the debt security on the interest payment date. That particular day, usually about two weeks in advance of the interest payment date, is called the “regular record date” and will be identified in the prospectus supplement.

          Payment When Offices Are Closed. If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the indenture, and no interest will accrue on the postponed amount from the original due date to the next business day.

          Paying Agents. We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify you of changes in the paying agents.

          Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

The Trustee Under the Indenture

          SunTrust Bank is the trustee under the indenture. SunTrust is also a lender in our $350 million revolving credit facility.

          The trustee may resign or be removed with respect to one or more series of indenture securities and a successor trustee may be appointed to act with respect to these series.

DESCRIPTION OF COMMON STOCK

          Our authorized capital stock consists of 100,000,000 shares of common stock, of which 62,687,666 shares were outstanding on August 24, 2004. Each of our shares of common stock is entitled to one vote on all matters voted upon by shareholders. Our shareholders do not have cumulative voting rights. Our issued and outstanding shares of common stock are fully paid and nonassessable. There are no redemption or sinking fund provisions applicable to the shares of our common stock, and such shares are not entitled to any preemptive rights. Since we are incorporated in both Texas and Virginia, we must comply with the laws of both states when issuing shares of our common stock.

          Holders of our shares of common stock are entitled to receive such dividends as may be declared from time to time by our board of directors from our assets legally available for the payment of dividends and, upon our liquidation, a pro rata share of all of our assets available for distribution to our shareholders.

          Under the provisions of some of our debt agreements, we have agreed to restrictions on the payment of cash dividends. Under these restrictions, our cumulative cash dividends paid after December 31, 1988 may not exceed the sum of our accumulated consolidated net income for periods after December 31, 1988, plus approximately $15.0 million. As of June 30, 2004, approximately $129.1 million was available for the declaration of dividends under these restrictions.

          American Stock Transfer & Trust Company is the registrar and transfer agent for our common stock.

Registration Rights and Other Agreements

          As part of the consideration for our Mississippi Valley Gas Company acquisition in December 2002, we issued shares of common stock under an exemption from registration under the Securities Act. In the transaction, we entered into a registration rights agreement with the former stockholders of Mississippi Valley Gas Company that requires us, on no more than two occasions, and with some limitations, to file a registration statement under the Securities Act within 60 days of their request for an offering designed to achieve a wide distribution of shares through underwriters selected by us. We also granted rights, subject to some limitations, to participate in future registered offerings of our securities to these shareholders. As of August 24, 2004, 1,193,143 shares were covered by the registration rights agreement. The holder of these shares has not elected to include any of these shares in offerings covered by the registration statement of which this prospectus is a part. Each of these shareholders has also agreed, for up to five years from the closing of the acquisition, and with some exceptions, not to sell or transfer shares representing more than 1% of our total outstanding voting securities to any person or group or any shares to a person or group who would hold more than 9.9% of our total outstanding voting securities after the sale or transfer. This restriction, and other agreed restrictions on the ability of these shareholders to acquire additional shares, participate in proxy solicitations or act to seek control, may be deemed to have an “anti-takeover” effect.

          In addition, in connection with our funding of the Atmos Energy Corporation Pension Account Plan, we issued, in June 2003, to the Atmos Energy Corporation Master Retirement Trust, for the benefit of the Pension Account Plan, 1,169,700 shares of common stock under an exemption from registration under the Securities Act. In the transaction, we entered into a registration rights agreement with the asset manager of the Pension Account Plan that requires us, on no more than three occasions, and with some limitations, to file a registration statement under the Securities Act within 60 days of its request for an offering designed to achieve a wide distribution of shares through underwriters selected by us. We also granted rights, subject to some limitations, to participate in future registered offerings of our securities to the asset manager. The asset manager has elected not to include any of these 1,169,700 shares in offerings covered by the registration statement of which this prospectus is a part.

Charter and Bylaw Provisions

          Some provisions of our restated articles of incorporation and bylaws may be deemed to have an “anti-takeover” effect. The following description of these provisions is only a summary, and we refer you to our restated articles of incorporation and bylaws for more information since their terms affect your rights as a shareholder.

          Classification of the Board. Our board of directors is divided into three classes, each of which consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire board. There are currently 12 directors serving on the board. Each class of directors serves a three-year term. At each annual meeting of our shareholders, successors to the class of directors whose term expires at the annual meeting are elected for three-year terms. Our restated articles of incorporation prohibit cumulative voting. In general, in the absence of cumulative voting, one or more persons who hold a majority of our outstanding shares can elect all of the directors who are subject to election at any meeting of shareholders.

          The classification of directors could have the effect of making it more difficult for shareholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of our board. Two shareholder meetings, instead of one, generally will be required to effect a change in the control of our board. Our board believes that the longer time required to elect a majority of a classified board will help to ensure the continuity and stability of our management and policies since a majority of the directors at any given time will have had prior experience as our directors.

          Removal of Directors. Our restated articles of incorporation and bylaws also provide that our directors may be removed only for cause and upon the affirmative vote of the holders of at least 75% of the shares then entitled to vote at an election of directors.

          Fair Price Provisions. Article VII of our articles of incorporation provides certain “Fair Price Provisions” for our shareholders. Under Article VII, a merger, consolidation, sale of assets, share exchange, recapitalization or other similar transaction, between us or a company controlled by or under common control with us and any individual, corporation or other entity which owns or controls 10% or more of our voting capital stock, would be required to satisfy the condition that the aggregate consideration per share to be received in the transaction for each class of our voting capital stock be at least equal to the highest per share price, or equivalent price for any different classes or series of stock, paid by the 10% shareholder in acquiring any of its holdings of our stock. If a proposed transaction with a 10% shareholder does not meet this condition, then the transaction must be approved by the holders of at least 75% of the outstanding shares of voting capital stock held by our shareholders other than the 10% shareholder unless a majority of the directors who were members of our board immediately prior to the time the 10% shareholder involved in the proposed transaction became a 10% shareholder have either:

•	expressly approved in advance the acquisition of the outstanding shares of our voting capital stock that caused the 10% shareholder to become a 10% shareholder, or

•	approved the transaction either in advance of or subsequent to the 10% shareholder becoming a 10% shareholder.

          The provisions of Article VII may not be amended, altered, changed, or repealed except by the affirmative vote of at least 75% of the votes entitled to be cast thereon at a meeting of our shareholders duly called for consideration of such amendment, alteration, change, or repeal. In addition, if there is a 10% shareholder, such action must also be approved by the affirmative vote of at least 75% of the outstanding shares of our voting capital stock held by the shareholders other than the 10% shareholder.

          Shareholder Proposals and Director Nominations. Our shareholders can submit shareholder proposals and nominate candidates for the board of directors if the shareholders follow the advance notice procedures described in our bylaws.

          Shareholder proposals must be submitted to our corporate secretary at least 60 days, but not more than 85 days, before the annual meeting of shareholders; provided, however, that if less than 75 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received by our Secretary not later than the close of business on the 25th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include a description of the proposal, the shareholder’s name and address and the number of shares held, and all other information which would be required to be included in a proxy statement filed with the SEC if the shareholder were a participant in a solicitation subject to the SEC proxy rules. To be included in our proxy statement for an annual meeting, we must receive the proposal at least 120 days prior to the anniversary of the date we mailed the proxy statement for the prior year’s annual meeting.

          To nominate directors, shareholders must submit a written notice to our corporate secretary at least 60 days, but not more than 85 days, before a scheduled meeting; provided, however, that if less than 75 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, such nomination shall have been received by our Secretary not later than the close of business on the 25th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the name and address of the shareholder and of the shareholder’s nominee, the number of shares held by the shareholder, a representation that the shareholder is a holder of record of common stock entitled to vote at the meeting, and that the shareholder intends to appear in person or by proxy to nominate the persons specified in the notice, a description of any arrangements between the shareholder and the shareholder’s nominee, information about the shareholder’s nominee required by the SEC, and the written consent of the shareholder’s nominee to serve as a director.

          Shareholder proposals and director nominations that are late or that do not include all required information may be rejected. This could prevent shareholders from bringing certain matters before an annual or special meeting or making nominations for directors.

Shareholder Rights Plan

          On November 12, 1997, our board of directors declared a dividend distribution of one right for each outstanding share of our common stock to shareholders of record at the close of business on May 10, 1998. Each right entitles the registered holder to purchase from us one-tenth share of our common stock at a purchase price of $8.00 per share, subject to adjustment. The description and terms of the rights are set forth in a rights agreement between us and the rights agent.

          Subject to exceptions specified in the rights agreement, the rights will separate from our common stock and a distribution date will occur upon the earlier of:

•	ten business days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock, other than as a result of repurchases of stock by us or specified inadvertent actions by institutional or other shareholders;

•	ten business days, or such later date as our board of directors shall determine, following the commencement of a tender offer or exchange offer that would result in a person or group having acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock; or

•	ten business days after our board of directors shall declare any person to be an adverse person within the meaning of the rights plan.

          The rights expire at 5:00 P.M., Eastern time, on May 10, 2008, unless extended prior thereto by our board or earlier if redeemed by us.

          The rights will not have any voting rights. The exercise price payable and the number of shares of our common stock or other securities or property issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution. We issue rights when we issue our common stock until the rights have separated from the common stock. After the rights have separated from the common stock, we may issue additional rights if the board of directors deems such issuance to be necessary or appropriate.

          The rights have “anti-takeover” effects and may cause substantial dilution to a person or entity that attempts to acquire us on terms not approved by our board of directors except pursuant to an offer conditioned upon a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by our board of directors because, prior to the time that the rights become exercisable or transferable, we can redeem the rights at $.01 per right.

PLAN OF DISTRIBUTION

          We may sell the securities offered by this prospectus and a prospectus supplement as follows:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly by us to purchasers; or

•	through a combination of any such methods of sale.

          We, directly or through agents or dealers, may sell, and the underwriters may resell, the securities in one or more transactions, including:

•	transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions; or

•	through a combination of any such methods of sale.

          The securities may be sold at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

          Agents designated by us from time to time may solicit offers to purchase the securities. We will name any such agent involved in the offer or sale of the securities and set forth any commissions payable by us to such agent in a prospectus supplement relating to any such offer and sale of securities. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities, as that term is defined in the Securities Act.

          If underwriters are used in the sale of securities, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. We will describe any such activities in the prospectus supplement.

          We may elect to list any class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities we may offer.

          If a dealer is used in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

          We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities

Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any such sales, including the terms of any bidding, auction or other process, if utilized.

          Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may engage in transactions with or perform services for us and our subsidiaries in the ordinary course of their business.

LEGAL MATTERS

          Gibson, Dunn & Crutcher LLP, Dallas, Texas, and Hunton & Williams LLP, Richmond, Virginia, have each rendered an opinion with respect to the validity of the securities being offered by this prospectus. We filed these opinions as exhibits to the registration statement of which this prospectus is a part. Shearman & Sterling LLP, New York, New York, or another law firm that we will name in the prospectus supplement relating to an offering, will pass upon certain matters related to the securities being offered by this prospectus for any underwriters, dealers or agents.

EXPERTS

          Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements and schedule included in our Annual report on Form 10-K for the year ended September 30, 2003, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

          With respect to our unaudited condensed consolidated interim financial statements for the three-and nine-month periods ended June 30, 2004 and 2003, the three- and six-month periods ended March 31, 2004 and 2003 and the three-month periods ended December 31, 2003 and 2002, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such financial statements. However, their separate reports dated August 9, 2004, included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, dated May 10, 2004, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, and dated February 6, 2004 included in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, and incorporated in this prospectus by reference, state that they did not audit and they do not express an opinion on those interim financial statements. Accordingly, the degree of reliance on their reports on such financial statements should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on the unaudited interim financial statements because each report is not a “report” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

          The historical consolidated financial statements of TXU Gas and subsidiaries as of December 31, 2003 and 2002 and for the three years ended December 31, 2003, which have been included in our current report on Form 8-K filed on July 7, 2004 and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs related to the adoption of Statement of Financial Accounting Standards No. 142 and 145), and have been so incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

          With respect to the unaudited condensed consolidated interim financial statements of TXU Gas and subsidiaries as of June 30, 2004 and March 31, 2004 and for the three- and six-month periods ended June 30, 2004 and 2003, and the three-month periods ended March 31, 2004 and 2003, incorporated by reference in this prospectus, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with professional standards of the Public Company Accounting Oversight Board (United States) for a review of such financial statements. However, as stated in their separate reports, included in the unaudited condensed consolidated interim financial statements of TXU Gas and subsidiaries as of June 30, 2004 and March 31, 2004 and for the three-month and six-month periods ended June 30, 2004 and 2003, and for the three-month periods ended March 31, 2004 and 2003, which are included in our current reports on Form 8-K filed with the SEC on July 7, 2004 and August 31, 2004, respectively, and incorporated in this prospectus by reference, they did not audit and they do not express an opinion on those interim financial statements. Accordingly, the degree of reliance on their reports on such financial statements should be restricted considering the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on the unaudited interim financial statements because each report is not a “report” or a “part” of the registration statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Room 10024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

          The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is www.sec.gov.

          You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

          We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to “incorporate by reference” information in this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or any prospectus supplement relating to an offering of our securities.

          We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the date of the closing of each offering. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus), as well as proxy statements. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

          This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document:

•	Our annual report on Form 10-K for the year ended September 30, 2003;

•	Our proxy statement dated December 29, 2003;

•	Our quarterly reports on Form 10-Q for the quarterly periods ended December 31, 2003, March 31, 2004 and June 30, 2004; and

•	Our current reports on Form 8-K filed with the SEC on January 22, 2004, July 7, 2004, July 16, 2004 and August 31, 2004, and Item 5 in our current report on Form 8-K/A filed with the SEC on July 2, 2004.

          These documents contain important information about us and our financial condition.

          You may obtain a copy of any of these filings, or any of our future filings, from us without charge by requesting it in writing or by telephone at the following address or telephone number:

Atmos Energy Corporation

1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, Texas 75240
Attention: Susan C. Kappes
(972) 934-9227

$1,350,000,000

Atmos Energy Corporation

$                                          % Senior Notes due 2007

$                                          % Senior Notes due 2009
$                                          % Senior Notes due 2014
$                                          % Senior Notes due 2034

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

Banc of America Securities LLC
JPMorgan
SunTrust Robinson Humphrey
SG Corporate & Investment Banking
KBC Financial Products USA Inc.
Piper Jaffray
Wachovia Securities

                    , 2004